                               The Limited, Inc.                     EXHIBIT 4.8
                   $1,000,000,000 Revolving Credit Facility

                              CLOSING DOCUMENTS

1.  Credit Agreement

2.  Assistant Secretary's Certificate

3.  Certificate of Good Standing

4.  Certificate of Incorporation and Amendments thereto

5.  Officer's Certificate

6.  Opinion of Samuel P. Fried, Esq.

7.  Opinion of Davis Polk & Wardwell

8.  Opinion of Cravath, Swaine & Moore

                                                                  CONFORMED COPY



                                CREDIT AGREEMENT
                                     AMONG
                               THE LIMITED, INC.,
           THE BANKS LISTED ON THE SIGNATURE PAGES OF THIS AGREEMENT,
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                   as AGENT,

                                 CITIBANK, N.A.
                                      and
                       DEUTSCHE BANK AG, NEW YORK BRANCH
                               as MANAGING AGENTS

                                      AND

                                 CHEMICAL BANK,
                      THE FIRST NATIONAL BANK OF CHICAGO,
               THE HONG KONG & SHANGHAI BANKING CORPORATION LTD.,
                                      and
                               NATIONSBANK, N.A.
                                  as CO-AGENTS

                       CREDIT AGREEMENT
                       TABLE OF CONTENTS

SECTION                                                  PAGE
- -------------------------------------------------------  ----

1.  DEFINITIONS
    1.1.  Capitalized Terms.............................    1
    1.2.  Accounting Terms and Determinations...........   14
    1.3.  Types of Borrowings...........................   14

2.  BORROWINGS
    2.1.  Commitments to Make Syndicated Loans..........   15
    2.2.  Notice of Syndicated Borrowings...............   16
    2.3.  Money Market Borrowings.......................   17
    2.4.  Notice to Banks; Funding of Loans.............   21
    2.5.  Notes.........................................   22
    2.6.  Maturity of Loans.............................   23
    2.7.  Interest Rates................................   23
    2.8.  Facility Fees.................................   27
    2.9.  Termination or Reduction of Commitments;
            Replacement of a Certificate Bank...........   28
    2.10. Optional Prepayments..........................   30
    2.11. General Provisions as to Payments.............   30
    2.12. Funding Losses................................   31
    2.13. Computation of Interest and Fees..............   32
    2.14. Interest after Maturity.......................   32
    2.15. Basis for Determining Interest Rate
            Inadequate or Unfair........................   33
    2.16. Illegality....................................   33
    2.17. Increased Cost and Reduced Return.............   34
    2.18. Base Rate Loans Substituted for Affected
            Fixed Rate Loans............................   36


SECTION                                                  PAGE
- -------------------------------------------------------  ----

3.  CONDITIONS TO BORROWINGS
    3.1  Notice of Borrowing...........................    37
    3.2  Representations...............................    37

4.  REPRESENTATIONS AND WARRANTIES
    4.1  Corporate Existence and Power.................    37
    4.2  Corporate and Governmental Authorization;
           No Contravention............................    38
    4.3.  Binding Effect...............................    38
    4.4.  Financial Information........................    38
    4.5.  Litigation...................................    38
    4.6.  Subsidiaries.................................    39
    4.7.  Not an Investment Company....................    39
    4.8.  ERISA........................................    39
    4.9.  Taxes........................................    39

5.  COVENANTS
    5.1.  Information..................................    40
    5.2.  Maintenance of Properties....................    42
    5.3.  Maintenance of Insurance.....................    42
    5.4.  Preservation of Corporate Existence..........    42
    5.5.  Inspection of Property, Books and Records....    43
    5.6.  Limitations on the Company...................    43
    5.7.  Restrictions on Liens upon Stock of
            Consolidated Subsidiaries..................    44
    5.8.  Compliance with Laws.........................    44
    5.9.  Consolidated Subsidiary Debt
            Limitations...............................     44

SECTION                                                  PAGE
- -------------------------------------------------------  ----
    5.10. Consolidations, Mergers and Sales of
            Assets.....................................    45

6.  EVENTS OF DEFAULT AND REMEDIES
    6.1.  Events of Default............................    46
    6.2.  Remedies.....................................    49
    6.3.  Notice of Default............................    50

7.  THE AGENT
    7.1.  Appointment and Authorization................    50
    7.2.  Agent and Affiliates.........................    50
    7.3.  Action by Agent..............................    50
    7.4.  Consultation with Experts....................    50
    7.5.  Liability of Agent...........................    50
    7.6.  Indemnification..............................    51
    7.7.  Credit Decision..............................    51
    7.8.  Successor Agent..............................    51
    7.9.  Agent's Fee..................................    52

8.  MISCELLANEOUS
    8.1.  Notice.......................................    52
    8.2.  No Waivers...................................    53
    8.3.  Expenses; Documentary Taxes..................    53
    8.4.  Sharing of Set-Offs..........................    53
    8.5.  Amendments and Waivers.......................    54
    8.6.  Successors and Assigns.......................    54
    8.7.  Collateral...................................    56
    8.8.  New York Law.................................    56



SECTION                                                  PAGE
- -------------------------------------------------------  ----

    8.9.  Counterparts; Integration.....................   56
    8.10. Indemnity by Company..........................   56

9.  EFFECTIVENESS
    9.1.  Conditions...................................    57
    9.2.  Termination of Agreements....................    58

EXHIBITS

EXHIBIT A      Note

EXHIBIT B      Form of Quote Request

EXHIBIT C      Form of Invitation for Quotes

EXHIBIT D      Form of Quote

EXHIBIT E      Opinion of Counsel for the Company

EXHIBIT F      Opinion Of Cravath, Swaine & Moore,
                 Special Counsel For The Agent

EXHIBIT G      Assignment and Assumption Agreement

EXHIBIT H      Form of Notice of Request to Extend

                                CREDIT AGREEMENT
                                ----------------

         THIS CREDIT AGREEMENT dated as of December 15, 1995 among THE LIMITED, INC., a Delaware corporation, the BANKS listed on the signature pages of this Agreement and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent for the Banks hereunder (in such capacity, the "Agent"). The parties hereto, intending to be legally bound, hereby agree as follows:

                                   SECTION I

                                  DEFINITIONS

         1.1.  Capitalized Terms.  For the purpose of this Agreement, the
               ------------------
following capitalized terms shall have the following meanings:

         "Absolute Rate Auction" means a solicitation of Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

         "Adequate Company Rating" means, at any time at which the Company Does not have either a Highest Company Rating or a High Company Rating, either (a) there exists a Company Rating by Standard & Poor's which is equal to or higher than BBB- but less than BBB+ or (b) there exists a Company Rating by Moody's which is equal to or higher than Baa3 but less than Baal. For purposes of this definition, the Company shall be deemed not to have an Adequate Company Rating if no Company Rating exists or if each Company Rating which would otherwise qualify as an Adequate Company Rating has been stated by the relevant rating agency to be under review for possible downgrading as a result of a specific or proposed action by the Company.

         "Adjusted CD Base Rate" has the meaning set forth in Section 2.7.2(b).

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

         "Agent" has the meaning set forth in the preamble.

         "Agreement" means this Credit Agreement as the same may hereafter be amended from time to time.

         "Assessment Rate" has the meaning set forth in Section 2.7.2(b).

         "Banks" means the (a) banks listed on the signature pages of this Agreement, (b) any additional banks which become Banks hereunder pursuant to
Section 2.9.3 and (c) their respective successors and assigns; "Bank" means any one of them.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(a) the Prime Rate for such day and (b) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a loan to be made by a Bank pursuant to Section
2.1 as a Base Rate Loan in accordance with the applicable Notice of Syndicated Borrowing or pursuant to Section 2.25, 2.16 or 2.18.

         "Borrowing" has the meaning set forth in Section 1.3.

         "Capital" means, at any time of determination, the sum of Consolidated Debt plus Consolidated Tangible Net Worth.

         "CD Base Rate" has the meaning set forth in Section 2.7.2(b).

         "CD Loan" means any loan to be made by a Bank pursuant to Section 2.1 as a CD Loan in accordance with the applicable Notice of Syndicated Borrowing.

         "CD Margin" means (i) during any period that the Company has a Highest Company Rating, .30 of 1% per annum, (ii) during any period that the Company has or is deemed to have a High Company Rating, .375 of 1% per annum, (iii) during any period that the Company has or is deemed to have an Adequate Company Rating,
 .475 of 1% per annum, and (iv) during any period that the Company has or is deemed to have neither a Highest Company Rating nor a High Company Rating nor an Adequate Company Rating, .625 of 1% per annum; provided, that from the Effective
                                               --------
Date until such time that the Company Rating ceases to be under the review by Standard & Poor's or Moody's ongoing as of the Effective

Date, the CD Margin shall be deemed to be .475 of 1% per annum.

         "CD Rate" has the meaning set forth in Section 2.7.2(b).

         "CD Reference Banks" means Morgan Guaranty Trust Company of New York, Deutsche Bank AG, New York and/or Cayman Islands Branches, and National City Bank Columbus and each such other bank as may be appointed pursuant to Section 8.6.6.

         "Certificate Bank" has the meaning set forth in Section 2.9.3(a).

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Commitment" means (a) with respect to each Bank listed on the signature pages of this Agreement, the amount set forth opposite the name of such Bank on the signature pages as its Commitment, or (b) for any additional Bank, the amount which such additional Bank shall commit to lend the Company as its Commitment pursuant to Section 2.9.3(b), in each case as such Commitment may be reduced by the Company from time to time pursuant to Section 2.9.1 or changed pursuant to Section 8.6.3.

         "Company" means The Limited, Inc., a Delaware corporation, and its successors.

         "Company Rating" means, at any time, a then current rating, whether preliminary or final, published (or confirmed in writing to the Agent) by Standard & Poor's or Moody's, relating to unsecured long-term senior Debt of the Company which is then outstanding or with respect to which the Company has a registration statement on file with the Securities and Exchange Commission.

         "Consolidated Current Assets" means all assets of the Company and Consolidated Subsidiaries of a type which would be classified as current assets of a corporation conducting a business the same as or similar to that of the Company or Consolidated Subsidiaries, determined on a consolidated basis.

         "Consolidated Current Liabilities" means all liabilities of the Company and Consolidated Subsidiaries of a type which would be classified as current liabilities of a corporation conducting a business the same as or similar to that of the Company or Consolidated Subsidiaries, determined on a consolidated basis.

         "Consolidated Debt" means, at any date of determination, the sum of (a) the total Debt of the Company and Consolidated Subsidiaries at such date, (b) an amount equal to six times the minimum rent commitments (less related sublease income) of the Company and Consolidated Subsidiaries for the then current Fiscal Year, as reflected in the footnotes to the most recent audited financial statements of the Company and (c) an amount equal to six times the minimum rent commitments (less related sublease income) of any Person other than the Company or a Consolidated Subsidiary to the extent directly or indirectly guaranteed, endorsed or assumed by the Company or any Consolidated Subsidiary or in respect of which the Company or any Consolidated Subsidiary is contingently or otherwise liable.

         "Consolidated Subsidiary" means any Subsidiary (other than an Unrestricted Subsidiary), the accounts of which are or are required to be consolidated with those of the Company in the Company's periodic reports filed under the Securities Exchange Act of 1934.

         "Consolidated Tangible Net Worth" means, at any date of determination
(a) the aggregate amount of all common stock, preferred stock (except preferred stock having sinking fund payments or other similar payments (but not dividends) which are due prior to the Termination Date), additional paid-in capital and retained earnings (or deficit) less (b) the aggregate amount of (i) all goodwill, licenses, patents, trademarks, copyrights, trade names, service marks, experimental or organizational expenses and other similar intangibles and unamortized debt discount and expense to the extent any of the foregoing arise on or after January 31, 1988 and (ii) all investments, loans and advances by the Company or any Consolidated Subsidiary in or to any Unrestricted Subsidiary, all determined with respect to the Company and its Consolidated Subsidiaries on a consolidated basis.

         "Debt" means, at any date, without duplication, (a) all obligations of the Company and Consolidated Subsidiaries for borrowed money, (b) all obligations of the Company and Consolidated Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of the Company and Consolidated Subsidiaries to pay the deferred purchase price of property (other than inventory) or services, except accruals and trade accounts payable arising in the ordinary course of business, (d) all obligations of the Company and Consolidated Subsidiaries as lessee under capital leases, (e) all obligations of others of the kind described in subparagraphs (a), (b), (c) or
(d) hereof secured by a Lien on any asset of the Company or any Consolidated Subsidiary, whether or not such obligation is assumed by the Company or any Consolidated Subsidiary, and (f) all obligations of others of the kind described in subparagraphs (a), (b), (c) or (d) hereof to the extent directly or indirectly guaranteed, endorsed or assumed by the Company or any Consolidated Subsidiary or in respect of which the Company or any Consolidated Subsidiary is contingently or otherwise liable, including, without limitation, any such obligation in effect guaranteed through any agreement, contingent or otherwise, to purchase such obligation, or to advance or supply funds for the payment or purchase of such obligation, or to purchase property or services, or to pay for property or services irrespective of whether or not such property is delivered or such services are rendered, primarily for the purpose of enabling the debtor or seller to make payment of such obligation, or to assure the owner of such obligation against loss, or to supply funds to or in any other manner invest in the debtor for any of such purposes; provided that Debt shall not include any obligations of the Company to a Consolidated Subsidiary or of a Consolidated Subsidiary to the Company or another Consolidated Subsidiary.

         "Default" means any condition or event which constitutes an Event of Default or which would become Event of Default with the giving of notice or lapse of time or both (unless cured or waived).

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified therein as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

         "Domestic Loans" means CD Loans or Base Rate Loans or both.

         "Domestic Reserve Percentage" has the meaning set forth in Section 2.7.2(b).

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified therein as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

         "Euro-Dollar Loan" means a loan to be made by a Bank pursuant to
Section 2.1 as a Euro-Dollar Loan in accordance with the applicable Notice of Syndicated Borrowing.

         "Euro-Dollar Margin" means (i) during any period that the Company has a Highest Company Rating, .175 of 1% per annum, (ii) during any period that the Company has or is deemed to have a High Company Rating, .25 of 1% per annum,
(iii) during any period that the Company has or is deemed to have an Adequate Company Rating, .35 of 1% per annum, and (iv) during any period that the Company has or is deemed to have neither a Highest Company Rating nor a High Company Rating nor an Adequate Company Rating, .50 of 1% per annum; provided, that from the Effective Date until such time that the Company Rating ceases to be under the review by Standard & Poor's or Moody's ongoing as of the Effective

Date, the Euro-Dollar Margin shall be deemed to be .35 of 1% per annum.

         "Euro-Dollar Reference Banks" means the principal London offices of Morgan Guaranty Trust Company of New York, Deutsche Bank AG, New York and/or Cayman Islands Branches, and National City Bank, Columbus and each such other bank as may be appointed pursuant to Section 8.6.6.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.7.4(c).

         "Event of Default" means any of the events specified in Section 6.1., provided that all requirements for the giving of notice and for the lapse of
- --------
time have been satisfied in connection with such event.

         "Existing Credit Agreement" means the Credit Agreement dated as of August 30, 1990, as amended, among the Company, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent for such banks.

         "Extension Date" has the meaning set forth in Section 2.1.3.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "Fiscal Year" means the fiscal year of the Company which shall commence on the Sunday following the Saturday on or nearest (whether following or preceding) January 31 of one calendar year and end on the Saturday on or nearest (whether following or preceding) January 31 of the following calendar year.

         "Fixed Rate Loans" means CD Loans, Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Prime Rate pursuant to Section 2.15) or any combination of the foregoing.

         "High Company Rating" means at any time at which the Company does not have a Highest Company Rating, either (a) there exists a Company Rating by Standard & Poor's which is equal to BBB+ or (b) there exists a Company Rating by Moody's which is equal to Baal. For purposes of this definition, the Company shall be deemed not to have a High Company Rating (x) if each Company Rating which would otherwise qualify as a High Company Rating has been stated by the relevant rating agency to be under review for possible downgrading as a result of a specific or proposed action by the Company, in which case the Company shall be deemed to have an Adequate Company Rating, or (y) if no Company Rating exists.

         "Highest Company Rating" means at any time, either (a) there exists a Company Rating by Standard & Poor's which is equal to or higher than A- or (b) there exists a Company Rating by Moody's which is equal to or higher than A3. For purposes of this definition, the Company shall be deemed not to have a Highest Company Rating (x) if each Company Rating which would otherwise qualify as a Highest Company Rating has been stated by the relevant rating agency to be under review for possible downgrading as a result of a specific or proposed action by the Company, in which case the Company shall be deemed to have a High Company Rating, or (y) if no Company Rating exists.

         "Interest Period" means the period, commencing on the date of each Borrowing, for which such Borrowing is to be made, as the Company may elect in the applicable Notice of Borrowing, as the same may be extended or shortened pursuant to Section 2.6.

         "Invitation for Quotes" means an invitation substantially in the form of Exhibit C sent by the Agent to the Banks pursuant to Section 2.3.3.

         "Lending Office" means, as to any Bank, its Domestic Lending Office or its Euro-Dollar Lending Office or its Money Market Lending Office, as the context may require.

         "LIBOR Auction" means a solicitation of Quotes for Money Market LIBOR Loans pursuant to Section 2.3.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         "Loans" means Syndicated Loans or Money Market Loans or any combination of the foregoing; "Loan" means any one of such Loans.

         "London Interbank Offered Rate" means, with respect to any Interest Period, the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of the applicable Interest Period for a period of time comparable to such Interest Period and in an amount approximately equal to (a) in connection with a related Euro-Dollar Borrowing, the principal amount of such Euro-Dollar Reference Bank's portion of the related Euro-Dollar Borrowing or (b) in connection with a related Money Market LIBOR Borrowing, the principal amount of the related Money Market LIBOR Borrowing.

         "Margin Stock" means securities which are "margin stock" as defined in Regulation U.

         "Material Plan" has the meaning set forth in Section 6.1.6.

         "Minority Interest Disposition" means a sale, transfer or other distribution by the Company or any of the Subsidiaries (including without limitation, the issuer thereof) of up to 20% of the equity interests in any Subsidiary of the Company.

         "Money Market Absolute Rate" means the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) for any Money Market Absolute Rate Loan.

         "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent.

         "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a Loan bearing interest at the Prime Rate pursuant to Section 2.15).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" means, in respect of any Money Market LIBOR Loan, the margin above or below the applicable London Interbank offered Rate, expressed as a percentage (rounded to the nearest 1/10,000th of 1%).

         "Moody's" means Moody's Investors Service, Inc.

         "Notes" means promissory notes of the Company, substantially in the form of Exhibit A; "Note" means any one of such Notes.

         "Notice of Borrowing" means a Notice of Syndicated Borrowing or a Notice of Money Market Borrowing.

         "Notice of Money Market Borrowing" has the meaning set forth in Section 2.3.6.

         "Notice of Syndicated Borrowing" has the meaning set forth in Section 2.2.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means any individual, corporation, partnership, association, trust, limited liability company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to funding standards under Section 412 of the Code and (a) is maintained by a member of the ERISA Group for employees of a member of the ERISA Group, (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group, or (c) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

         "Quote Request" means a request substantially in the form of Exhibit B from the Company to the Banks to provide Quotes pursuant to Section 2.3.

         "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require; "Reference Bank" means any one of such Reference Banks.

         "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of the Syndicated Loans made by any Bank.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means, at any time of determination, Banks having at least 60% of the aggregate amount of the Commitments or, if all of the Commitments shall have been terminated, holding Notes evidencing at least 60% of the aggregate unpaid principal amount of the Loans.

         "Second Extension Date" has the meaning set forth in Section 2.1.3.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

         "Subsidiary" means any corporation or other entity of which outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency and irrespective of any contractual limitation of the right or power of the holder of such stock to vote for directors) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries together.

         "Syndicated Loan" means a Domestic Loan or a Euro-Dollar Loan made by a Bank pursuant to Section 2.1.

         "Termination Date" means the date determined pursuant to Section 2.1.3 (or if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only
(i) to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA, or
(ii) with respect to a Plan which is a Multiemployer Plan as described in
Section 4001(a)(3) of ERISA, to the extent of the Unfunded Liabilities of such Plan allocable to any member of the ERISA Group under Section 4211 of ERISA.

         "Unrestricted Subsidiary" means any Subsidiary designated as an Unrestricted Subsidiary in a written notice sent at any time after the date of this Agreement by the Company to the Agent which is engaged (a) primarily in the business of making or discounting loans, making advances, extending credit or providing financial accommodation to, or purchasing the obligations of, other;
(b) primarily in the business of insuring property against loss and subject to regulation as an insurance company by any governmental agency; (c) exclusively in the business of owning or leasing, and operating, aircraft and/or trucks; (d) primarily in the ownership, management, leasing or operation of real estate, other than parcels of real estate with respect to which 51% or more of the rentable space is used by the Company or a Consolidated Subsidiary in the normal course of business; or (e) primarily as a carrier transporting goods in both intrastate and interstate commerce, provided that (i) the Company may by notice
                                    --------
to the

Agent change the designation of any Subsidiary described in subparagraphs (a) through (e) above, but may do so only once during the term of this Agreement,
(ii) the designation of a Subsidiary as an Unrestricted Subsidiary more than 30 days after the creation or acquisition of such Subsidiary where such Subsidiary was not specifically so designated within such 30 days shall be deemed to be the only permitted change in designation, and (iii) immediately after the Company designates any Subsidiary whether now owned or hereafter acquired or created as an Unrestricted Subsidiary or changes the designation of a Subsidiary from an Unrestricted Subsidiary to a Consolidated Subsidiary, the Company and all Consolidated Subsidiaries would be in compliance with all of the provisions of this Agreement.

         "Unused Commitment" means, at any date of determination, the excess of
(a) the then aggregate amount of the Commitments under this Agreement over (b) the sum of the principal amount of all Loans then outstanding plus the principal amount of commercial paper issued by the Company and outstanding on the date of determination.

         "Value" means, when used in Section 6.1.5 with respect to investments in and advances to a Consolidated Subsidiary, the book value thereof immediately before the relevant event or events referred to in Section 6.1.5 occurred with respect to such Consolidated Subsidiary.

         "WFN" means World Financial Network National Bank, a national banking association, and its successors.

         "WFN Companies" means WFN and its Subsidiaries.

         "WFN Companies' Tangible Assets" means all assets of the WFN Companies, determined on a consolidated basis, except (i) all goodwill, licenses, patents, trademarks, copyrights, trade names, service marks, experimental or organizational expenses and other similar intangibles and unamortized debt discount and expense and (ii) all investments, loans and advances in or to any Unrestricted Subsidiary.

         "WFN Credit Agreement" means the Credit Agreement dated as of December 4, 1992, as amended, among WFN, the Company, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent for such banks.

         "WFN Transactions" means (i) the sale by WFN of all or substantially all of its receivables pursuant to a receivables securitization program and
(ii) the sale of the operations of WFN to a joint venture to be owned, directly or indirectly, approximately 60% by Welsh, Carson, Anderson & Stowe and 40% by the Company.

         1.2.  Accounting Terms and Determinations.  Unless otherwise specified
               -----------------------------------
herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided
                                                                      --------
that, if the Company notifies the Agent that the Company, wishes to amend any covenant in Section 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Section 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

         1.3.  Types of Borrowings.  The term "Borrowing" denotes the
               -------------------
aggregation of Loans of one or more Banks to be made to the Company pursuant to
Section 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing
                                 ----
comprised of Euro-Dollar Loans) or by reference to the provisions of Section 2 under which participation in such Borrowing is determined (e.g., a "Syndicated
                                                           ----
Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3 in which the Bank participants are determined by an auction process in accordance with such provisions).

                                  SECTION 2

                                  BORROWINGS

          2.1.  Commitments to Make Syndicated Loans.
                ------------------------------------

          2.1.1. During the period from and including the Effective Date to but excluding the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make one or more Syndicated Loans to the Company from time to time; provided that (a) the aggregate principal amount
                               --------
of Syndicated Loans by such Bank at any one time outstanding shall not exceed the amount of such Bank's Commitment and (b) immediately after each Syndicated Borrowing (and any concurrent repayment of Loans) the aggregate outstanding principal amount of all Loans shall not exceed the aggregate amount of the Commitments. Within the foregoing limits, the Company may borrow under this
Section 2.1.1., repay or, to the extent permitted by Section 2.10, prepay Loans in whole or in part and reborrow, on a revolving basis, at any time prior to the Termination Date.

          2.1.2. Each Syndicated Borrowing shall be in an aggregate principal amount of $20,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Amounts required to be repaid pursuant to Section 2.16 shall not be reborrowed except as provided therein.

          2.1.3. For the purposes of this Agreement, the "Termination Date" shall be December 14, 2000; provided, however, that on December 14, 1997 (the
                            --------
"Extension Date"), the Termination Date may be extended an additional two years (i.e., from December 14, 2000 to December 14, 2002) if at least 60 days before
 ----
the Extension Date, the Company has given written notice to the Agent requesting the extension of the Termination Date, unless at least 30 days before the Extension Date, the Agent (after having delivered a notice substantially in the form of Exhibit H hereto to each Bank (which notice shall be effective upon delivery to the Agent of written confirmation (including by bank wire, telex, telecopy or similar writing) of receipt by such Bank) and received a written request from any Bank that the Termination Date not be extended) delivers written notice to the Company that the Termination Date is not to be so extended; provided further, however, that if the Termination Date has been extended to December 14, 2002 pursuant to the foregoing proviso, on December 14, 1999 (the "Second Extension Date"), the Termination Date as so extended may be extended an additional two years (i.e., from December 14, 2002 to December 14,
                                  ----
2004) if at least 60 days before the Second Extension Date, the Company has given written notice to the Agent requesting the extension of the Termination Date, unless at least 30 days before the Second Extension Date, the Agent (after having delivered a notice substantially in the form of Exhibit H hereto to each Bank (which notice shall be effective upon delivery to the Agent of written confirmation (including by bank wire, telex, telecopy or similar writing) of receipt by such Bank) and received a written request from any Bank that the Termination Date not be extended) delivers written notice to the Company that the Termination Date is not to be so extended. The Company shall have the right, within any such thirty-day period, to replace any Bank which has requested that the Termination Date not be extended in the same manner as the Company may replace a Certificate Bank pursuant to Section 2.9.3, and in the event the Company so replaces each Bank making such request, the Termination Date shall then be extended as provided in the preceding sentence. Upon receipt of any notice from the Company pursuant to this Section 2.1.3, the Agent shall notify each Bank thereof within three Domestic Business Days.

          2.2.  Notice of Syndicated Borrowings.  The Company shall give the
                -------------------------------
Agent notice (a "Notice of Syndicated Borrowing") not later than 10:00 A.M. (New York City time) on (a) the date of each Base Rate Borrowing, (b) the Domestic Business Day before the date of each CD Borrowing and (c) the third Euro-Dollar Business Day before the date of each Euro-Dollar Borrowing, specifying:

          2.2.1. The date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                              2.2.2.  The aggregate amount of such Borrowing;

                              2.2.3.  Whether the Loans comprising such
Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans; and

          2.2.4. The duration of the Interest Period applicable to such Borrowing, which, subject to Section 2.6, (a) with respect to any Base Borrowing, shall be for a period commencing on the date of such Borrowing and ending 30 days thereafter, (b) with respect to any CD Borrowing, shall be for a period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter (at the option of the Company) and (c) with respect to any Euro-Dollar Borrowing, shall be for a period commencing on the date of such Borrowing and ending one, two, three or six months thereafter (at the option of the Company); provided any such Interest Period for a Euro-Dollar Borrowing which
          --------
begins on the last Euro-Dollar Business Day of a calendar month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, shall end on the last Euro-Dollar Business Day of a calendar month.

          2.3.  Money Market Borrowings.
                -----------------------

          2.3.1. In addition to Syndicated Loans, if the Company has either a Highest Company Rating, a High Company Rating or an Adequate Company Rating on the date that the Company transmits to the Agent a Quote Request, the Company may, pursuant to the provisions of this Section 2.3, request the Banks to provide Quotes for Money Market Loans to the Company. The Banks may, but shall have no obligation to, provide such Quotes and the Company may, but shall have no obligation to, accept any such Quotes in the manner set forth in this Section 2.3.

          2.3.2. When the Company wishes to request Quotes for Money Market Loans, the Company shall transmit to the Agent by telecopy a Quote Request substantially in the form of Exhibit B so as to be received no later than 10:00 A.M. (New York City time) on (a) the fifth Euro-Dollar Business Day prior to the proposed date of the Borrowing, in the case of a LIBOR Auction or (b) the Domestic Business Day next preceding the proposed date of the Borrowing, in the case of an Absolute Rate Auction, specifying:

          (i) the proposed date of the Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction;

          (ii) the aggregate amount of such Borrowing, which shall be $20,000,000 or any larger multiple of $1,000,000;

          (iii) whether the Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate; and

          (iv)  the duration of the Interest Period applicable thereto, which
     (y) in the case of a LIBOR Auction, shall (subject to Section 2.6) be for a period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Company may elect in such Quote Request;

     provided any such Interest Period which begins on the last Euro-Dollar
     --------
     Business Day of a calendar month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, shall end on the last Euro-Dollar Business Day of a calendar month and (z) in the case of any Absolute Rate Auction, shall (subject to Section 2.6) be for the period commencing on the date of such Borrowing and ending such number of days thereafter (not less than 30 days) as the Company may elect in such Quote Request.

The Company may request Quotes for more than one Interest Period in a single Quote Request. The Company shall not make any Quote Request (except a Quote Request which is made within three Euro-Dollar Business Days after any Loan has been repaid pursuant to Section 2.15, 2.16 or 2.17) within three Euro-Dollar Business Days after any other Quote Request.

          2.3.3. Promptly upon receipt of a Quote Request, the Agent shall send to the Banks by telex or telecopy an Invitation for Quotes substantially in the form of Exhibit C, which shall constitute an invitation by the Company to each Bank to submit Quotes in response to the related Quote Request.

          2.3.4. (a) Each Bank may submit a Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Quotes sent pursuant to Section 2.3.3. Each Quote must comply with the requirements of this
Section 2.3.4 and must be submitted to the Agent by telex or telecopy or by telephone promptly confirmed by telex or telecopy so as to be received no later than (i) 2:00 P.M. (New York City time) on the fourth Euro-Dollar

Business Day prior to the proposed date of the Borrowing, in the case of a LIBOR Auction or (ii) 9:00 A.M. (New York City time) on the proposed date of the Borrowing, in the case of an Absolute Rate Auction; provided that Quotes
                                                        --------
submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Company of the terms of the offer or offers contained therein not later than (y) 1:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of the Borrowing, in the case of a LIBOR Auction or (z) 8:45 A.M. (New York City time) on the proposed date of the Borrowing, in the case of an Absolute Rate Auction.

          (b) Each Quote shall be in substantially the form of Exhibit D and shall in any case specify: (i) the proposed date of the Borrowing (as specified in the related Invitation for Quotes); (ii) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (x) may be greater than or less than the Commitment of the quoting Bank, (y) must be $1,000,000 or any larger multiple thereof and (z) may not exceed the principal amount of Money Market Loans specified in the related Invitation for Quotes;
(iii) in the case of (A) a LIBOR Auction, the Money Market Margin offered for each such Money Market LIBOR Loan, and (B) an Absolute Rate Auction, the Money Market Absolute Rate offered for each such Money Market Absolute Rate Loan; and
(iv) the identity of the quoting Bank. No Quote shall contain qualifying, conditional or similar language or propose terms other than, or in addition to, those set forth in the applicable Invitation for Quotes.

          (c) The Agent shall disregard any Quote, and shall not communicate any Quote pursuant to Section 2.3.5, if the Quote does not meet the requirements of Section 2.3.4(b) or arrives after the time specified in Section 2.3.4(a).
The Agent shall disregard any subsequent Quote received from any Bank unless such subsequent Quote is submitted solely to correct a manifest error in the original Quote.

          (d) Subject to the provisions of Sections 3 and 6, any Quote made in accordance with the provisions of this Section 2.3.4 shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

          2.3.5. The Agent shall notify the Company not later than (y) 4:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (z) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction of: (a) the aggregate principal amount of Money Market Loans for which Quotes have been timely received for each Interest Period specified in the related Quote Request and (b) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, offered by each Bank for each Interest Period specified in the related Quote Request and the name of the Bank making each Quote.

          2.3.6. Not later than 10:00 A.M. (New York City time) on (y) the third Euro-Dollar Business Day prior to the proposed date of the Borrowing, in the case of a LIBOR Auction or (z) the proposed date of the Borrowing, in the case of an Absolute Rate Auction, the Company shall give the Agent notice of acceptance or non-acceptance by the Company of the Quotes specified pursuant to
Section 2.3.5. In the case of acceptance, the Company shall specify in such notice (a "Notice of Money Market Borrowing"), for each Interest Period, the aggregate principal amount of Quotes that are accepted, provided that:
                                                        --------

          (a) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Quote Request;

          (b) the aggregate principal amount of each Money Market Borrowing must be $20,000,000 or any larger multiple of $1,000,000; and

          (c) Quotes may only be accepted on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be.

          2.3.7. If Quotes are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such Quotes are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such Quotes are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the principal amounts of such Quotes. Any such allocations by the Agent shall be conclusive in the absence of manifest error.

          2.4.  Notice to Banks; Funding of Loans.
                ---------------------------------

          2.4.1. Upon receipt of a Notice of Borrowing, the Agent shall promptly notify (a) the Company of its receipt of such Notice of Borrowing, and
(b) each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing, and, subject to Section 2.15, any such Notice of Borrowing shall thereafter be irrevocable by the Company. In no event shall any Bank's obligation to participate ratably in any Syndicated Borrowing be discharged or modified by the fact that, on the date of such Syndicated Borrowing, one or more Money Market Loans made by such Bank are then outstanding.

          2.4.2. No later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in Section 2.4.3) make available to the Agent its share of such Borrowing, in federal or other funds immediately available in New York City. Unless the Agent determines that any applicable condition specified in Section 3 has not been satisfied, the Agent shall transmit to the Company, or to its order, no later than 1:00 P.M. (New York City time) on the date of each Borrowing the proceeds so received from the Banks in federal or other funds immediately available in New York City.

          2.4.3. If any Bank makes a new Loan on a day on which the Company is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent, as provided in Section 2.4.2, or remitted by the Company to the Agent, as provided in Section 2.11, as the case may be.

          2.4.4. Unless the Agent shall have received notice from a Bank prior to 11:00 A.M. (New York City time) on the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with Sections 2.4.2 and 2.4.3 and the Agent may, in reliance upon such assumption, make available to the

Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, (a) such Bank shall be liable to the Company for its failure to make such share available, and
(b) such Bank and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          2.5.  Notes.
                -----

          2.5.1. The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office.

          2.5.2. Each Bank may, by notice to the Company and the Agent (to be given at least two Domestic Business Days before the first Borrowing) request that its Loans of a particular type be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A, with appropriate modifications to reflect the fact that such Note evidences solely Loans of the relevant type. Thereafter, each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          2.5.3. Upon receipt of each Bank's Note pursuant to Section 9.1.5, the Agent shall deliver such Note to such Bank. Each Bank shall record, and prior to any transfer of any Note of such Bank shall endorse on the schedule forming a part of such Note, appropriate notations to evidence the date, amount and maturity of each Loan made by such Bank under such Note and the date and amount of each payment of principal made by the Company with respect thereto; provided that the failure of any Bank to make any such recordation or
- --------
endorsement shall not affect the obligations of the Company under this Agreement or the relevant Note. Each Bank is hereby irrevocably authorized by the Company to so endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          2.6.  Maturity of Loans.
                -----------------

          2.6.1. Each Loan shall mature, and the principal thereof shall be due and payable, on the last day of the Interest Period applicable to such Loan;

provided, however, that any Interest Period which would otherwise end after the
- --------  -------
Termination Date shall end on the Termination Date.

          2.6.2. Subject to Section 2.6.1, if any payments due under any of the Notes or under this Agreement shall be stated to be due (a) with respect to a Euro-Dollar Borrowing or Money Market LIBOR Borrowing, on a day other than a Euro-Dollar Business Day, then such payment shall be due and payable on (and the related Interest Period shall, if necessary, end on) the next succeeding Euro-Dollar Business Day; provided, however, in the event that the day on which such
                     --------  -------
payment in respect of a Euro-Dollar Borrowing or Money Market LIBOR Borrowing is due is not a Euro-Dollar Business Day but a day of the month after which no further Euro-Dollar Business Day occurs in such month, then the due date thereof shall be the next preceding Euro-Dollar Business Day, or (b) with respect to any other Borrowing or any other compensation or other amount hereunder, on a day other than a Euro-Dollar Business Day, then such payment shall be due and payable on (and the related Interest Period shall, if necessary, be extended to) the next succeeding Euro-Dollar Business Day. Any such extensions or reductions of time shall, in each case, be considered in computing interest in connection with any such payment of principal or interest.

          2.7.  Interest Rates.
                --------------

          2.7.1. Subject to the provisions of Section 2.9.3(e), each Base Rate Loan shall bear interest on the outstanding principal amount, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the applicable Base Rate for such day. Interest payable at the Base Rate for each Interest Period shall be paid by the Company on the last day of such Interest Period. The Agent shall give prompt notice to the Company of each change in the Base Rate and the effective date thereof.

          2.7.2. (a) Subject to the provisions of Section 2.9.3(e), each CD Loan shall bear interest on the outstanding principal amount, for the Interest Period applicable thereto, at a rate per annum equal to the applicable CD Rate. Interest payable on any CD Loan shall be paid by the Company on the last day of the Interest Period relating to such CD Loan, except when such Interest Period is longer than 90 days, in which case interest shall be paid on the 90th day of such Interest Period and on the last day thereof.

          (b) As used herein, the "CD Rate" applicable to any CD Loan for any Interest Period means a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Base Rate.

          The "Adjusted CD Base Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                           [  CDBR  ]*
ACDBR          =         [-----------]  + AR
                        [ 1.00 - DRP    ]
ACDBR          =        Adjusted CD Base Rate
CDBR           =        CD Base Rate
DRP            =        Domestic Reserve Percentage
AR             =        Assessment Rate

_________
* The amount in brackets being rounded upwards, if necessary, to the next higher 1/100th of 1%.

The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the arithmetic average of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of such CD Reference Bank's portion of the CD Borrowing to which such Interest Period applies and having a maturity comparable to such Interest Period. "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in

New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage. "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R.
Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The CD Rate shall be adjusted automatically on the effective date of any change in the Assessment Rate.

          2.7.3. Subject to the provisions of Section 2.9.3(e), each Euro-Dollar Loan shall bear interest on the outstanding principal amount, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable London Interbank Offered Rate. Interest payable on any Euro-Dollar Loan shall be paid by the Company on the last day of the Interest Period relating to such Euro-Dollar Loan, except when such Interest Period is longer than three months, in which case interest shall be payable on the last day of the third month of such Interest Period and on the last day thereof.

          2.7.4. (a) For so long as any Bank maintains reserves against "Euro currency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Company to pay, contemporaneously with each payment of interest on any Euro-Dollar Loan (but not on any Money Market LIBOR Loan or any Euro-Dollar Loan bearing interest determined on the basis of the Base Rate pursuant to Section 2.14.2(z)) of such Bank, additional interest on such Euro-Dollar Loan for the Interest Period of such Euro-Dollar Loan at a rate per annum up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate (or, if applicable, the base rate determined pursuant to Section 2.14.2(y)) divided by

(B) one minus the Euro-Dollar Reserve Percentage over (ii) the rate specified in the preceding clause (i)(A).

          (b)  Any Bank wishing to require payment of such additional interest
(x) shall so notify the Company and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Company at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Company may reasonably request as to the computation set forth therein.

          (c) As used herein, "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          2.7.5. Subject to Sections 2.15 and 2.9.3(e), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Subject to Section 2.9.3(e), each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.3. Interest payable on any Money Market Loan shall be paid by the Company on the last day of the Interest Period relating to such Money Market Loan, except when such Interest Period is longer than three months, in which case interest shall be paid at intervals of three months after the first day of such Interest Period and on the last day thereof.

          2.7.6. Pursuant to the foregoing provisions of this Section 2.7, the Agent shall calculate each interest rate applicable to each of the Loans made under this Agreement. The Agent shall give prompt notice to the Company by telecopy and to the participating Banks by telex or telecopy of each interest rate so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          2.7.7. Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section 2.7. If any Reference Bank does not furnish a timely quotation, the Agent shall calculate the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 2.15 shall apply.

          2.8.  Facility Fees.  (a)  The Company shall pay a facility fee to the
                -------------
Agent, for the accounts of the Banks ratably in proportion to their Commitments, in an amount determined pursuant to Section 2.8(b). Such facility fee shall be calculated for each day, shall accrue from and including the Effective Date to but excluding the day on which no Bank has any Commitment hereunder and on which no amount payable under any Note remains unpaid, and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 prior to the Termination Date and on the Termination Date (or on demand, if payable for any day on or after the Termination Date) upon receipt of a statement from the Agent calculating the amount thereof.

          (b) The facility fee payable pursuant to Section 2.8(a) shall be calculated on the aggregate amount of the Commitments, regardless of usage, or if the Commitments have terminated but any Syndicated Loan remains unpaid, on the aggregate principal amount of Syndicated Loans outstanding (i) for each day when the Company has a Highest Company Rating, at the rate of .10 of 1% per annum, (ii) for each day when the Company has or is deemed to have a High Company Rating, at the rate of .125 of 2% per annum, (iii) for each day when the Company has or is deemed to have an Adequate Company Rating, at the rate of .15 of 1% per annum, and (iv) for each day when the Company has or is deemed to have neither a Highest Company Rating nor a High Company Rating nor an Adequate Company Rating, at the rate of .25 of 1% per annum; provided, that from the Effective Date until
                                    --------
such time that the Company Rating ceases to be under the review by Standard & Poor's or Moody's ongoing as of the Effective Date, the facility fee shall be calculated at the rate of .15 of l% per annum.

          2.9.  Termination or Reduction of Commitments; Replacement of a
                ---------------------------------------------------------
 Certificate Bank.
- ------------------

          2.9.1. The Company may, upon at least three Domestic Business Days' notice to the Agent, (a) terminate the Commitments at any time, if no Loans are outstanding at such time, or (b) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. If the Commitments are terminated in their entirety, all fees accrued under Section 2.8 shall be payable on the effective date of such termination. Upon receipt of any notice pursuant to this Section 2.9.1, the Agent shall promptly notify each Bank of the contents thereof.

          2.9.2. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          2.9.3. (a) Notwithstanding any other provisions of this Agreement or the Notes, the Company, at any time after any Bank has delivered a notice or certificate pursuant to Section 2.7.4(b), 2.16 or 2.17.3 (in any case, a "Certificate Bank"), shall have the right to replace the Certificate Bank in accordance with this Section 2.9.3.

          (b) The Company, in exercising its right to replace the Certificate Bank, shall (i) reduce the Commitment of such Bank to zero and (ii) (A) agree with one or more Banks to increase the respective Commitment of such Bank by an aggregate amount not in excess of the Commitment of the Certificate Bank, in full substitution of the Certificate Bank, or (B) add one or more additional banks as signatories to this Agreement for Commitments not in excess of the Commitment of the Certificate Bank, in full substitution of the Certificate Bank, or (C) any combination of increases in Commitments pursuant to (A) above and additional new banks pursuant to (B) above, so long as the aggregate sum of the increases in Commitments plus the additional Commitments of the additional banks equals the Commitment of the Certificate Bank and such increases in Commitments and additional Commitments shall become effective concurrently with the reduction of the Commitment of the Certificate Bank. Any new bank becoming a signatory to this Agreement shall, without further action, be considered a Bank for all purposes of this Agreement at the time of execution of a counterpart of this Agreement.

          (c) The Company shall have the right to select any additional bank or banks to become signatories to this Agreement pursuant to Section 2.9.3(b) above, subject to the consent of the Agent, which consent shall not be unreasonably withheld.

          (d) A Certificate Bank may be replaced within 30 days after the date such Certificate Bank has delivered a certificate or notice pursuant to Section 2.7.4(b), 2.16 or 2.17.3 or at any time thereafter during the period that such Certificate Bank is accruing charges pursuant to Section 2.7.4, 2.16 or 2.1.7, provided that notice of such replacement is given by the Company to the Agent
- --------
and such Certificate Bank at least three Domestic Business Days prior to such replacement and the Company complies with the provisions of Section 2.12.

          (e) Each Bank or additional bank which replaces a Certificate Bank pursuant to this Section 2.9.3 shall acquire all (or if more than one Bank or bank is replacing a Certificate Bank pursuant to this Section 2.9.3, all of such Banks or banks shall in the aggregate severally acquire all) of the then outstanding Loans of the Certificate Bank under such terms with respect to the amounts to be paid as interest thereon as may be agreed to by the Company, such Certificate Bank and such Bank(s) or bank(s). The Company shall promptly give notice of such terms to the Agent so that the Agent may send notices to the Company and distribute payments of interest to the Banks in accordance therewith.

          (f) After a Certificate Bank is replaced pursuant to this Section 2.9.3, it shall have no further rights or obligations hereunder (and shall no longer be a "Bank" for purposes hereof), provided that a replaced Certificate
                                         --------
Bank shall retain its rights and obligations as a Bank hereunder with respect to the period before it was so replaced (except to the extent that it shall have assigned or otherwise transferred such rights to another Bank or additional bank).

          2.10.  Optional Prepayments.
                 ---------------------

          2.10.1. The Company shall have the right to make prepayments at any time of the principal amount of any Syndicated Borrowing and any Money Market Borrowing bearing interest at the Prime Rate pursuant to Section 2.15, provided
                                                                       --------
(a) notice of such prepayment is given by the Company to the Agent not later than 3:00 P.M. (New York City time) on the Domestic Business Day before the date of such prepayment, (b) the date of such prepayment is a Euro-Dollar Business Day or, in the case of a CD Borrowing or Base Rate Borrowing, a Domestic Business Day and (c) each prepayment is in an amount of $20,000,000 or a larger multiple of $1,000,000 (unless the then outstanding balance of such Borrowing is to be prepaid in full, in which event the prepayment may be in the amount of such Borrowing). Each such prepayment shall be applied to prepay ratably the Loans of the several Banks included in the Borrowing being prepaid. Any such prepayment shall be made without premium or penalty but together with interest accrued, if any, on the amount prepaid to the date of prepayment provided, however, that upon prepayment of any Fixed Rate Borrowing (except a Money Market Borrowing bearing interest at the Prime Rate pursuant to Section 2.15), other than at the end of the Interest Period applicable thereto, the Company will pay such amount or amounts, if any, as are required to be paid pursuant to Section 2.12.

          2.10.2. The Company may not prepay all or any portion of the principal amount of any Money Market Loan (except a Money Market Loan bearing interest at the Prime Rate) prior to the maturity thereof.

          2.10.3. Upon receipt of any prepayment pursuant to this Section 2.10, the Agent shall promptly notify each Bank thereof and of such Bank's ratable share (if any) of such prepayment.

          2.11.  General Provisions as to Payments.
                 ----------------------------------

          2.11.1. The Company shall make each payment of principal of and interest on the Loans and of additional compensation hereunder, on the date when due, in federal or other funds immediately available in New York City, to the Agent, and the Company agrees to instruct its bank which will be transmitting such funds with respect to such payments not later than 10:00 A.M. (New York City time) on the date when due. The Agent will promptly distribute to each Bank its ratable share (if any) of each such payment received by the Agent for the account of the Banks. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          2.11.2. Any Bank may from time to time, by notice to the Company and the Agent, designate (a) separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand or (b) separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand; in any such case all references in this Agreement to the Domestic Lending Office or Money Market Lending Office of such Bank shall be deemed to refer to either or both of such designated offices, as the context may require.

          2.11.3. Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          2.12.  Funding Losses.  If the Company (a) makes any payment of
                 --------------
principal (except a payment required by Section 2.16) with respect to any Fixed Rate Loan (except a Money Market Loan bearing interest at the Prime Rate pursuant to Section 2.15) on any day other than (i) the last day of the Interest Period applicable to such Fixed Rate Loan or (ii) the end of an applicable period fixed pursuant to Section 2.14, or (b) fails to borrow any Fixed Rate Loan after notice has been given to any Bank in accordance with Section 2.4.1, the Company shall reimburse each Bank for any resulting loss, premium or penalty which, in the reasonable judgment of such Bank, such Bank (or an existing or prospective participant in a related Loan) incurred, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment. The Company shall not be required to pay any such reimbursement except upon demand therefor following receipt of a certificate from any such Bank as to the amount of such loss, premium or penalty, which certificate shall be conclusive in the absence of manifest error.

          2.13.  Computation of Interest and Fees.  Interest based on the Prime
                 --------------------------------
Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          2.14.  Interest after Maturity.  Any overdue principal of, and, to
                 -----------------------
the extent permitted by law, overdue interest on:

          2.14.1. any Base Rate Loan, CD Loan or Money Market Loan shall bear interest, payable on demand, for each day until paid at, a rate per annum equal to the sum of l% plus the Base Rate for such day; and

          2.14.2. any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, either (y) at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin plus the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates per annum at which one day (or, if such overdue payment remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may elect) deposits in dollars in an amount approximately equal to the Euro-Dollar Reference Bank's respective portion of such overdue payment are offered to each of the Euro-Dollar Reference Banks in the London interbank market for the applicable period determined as provided above or, (z) if the circumstances described in Section 2.15(a) or (b) shall exist, at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

          2.15.  Basis for Determining Interest Rate Inadequate or Unfair.  If
                 --------------------------------------------------------
on or prior to the first day of any Interest Period for any Fixed Rate Borrowing (other than a Money Market Absolute Rate Borrowing):

          (a) the Agent is advised by each of the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to such Reference Bank in the relevant market for such Interest Period, or

          (b) in the case of a Syndicated Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case, may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may for such Interest Period, the Agent shall forthwith give notice thereof, but not later than 10:00 A.M. (New York City time) on the date of such Borrowing, to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Company notifies the Agent by 12:00 Noon (New York City time) on the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Syndicated Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Prime Rate for such day.

          2.16.  Illegality.  If, after the date of this Agreement, the adoption
                 ----------
of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent and the Company, the Agent shall forthwith give notice thereof to the other Banks, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended.
Before giving notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Company shall immediately prepay in full such Loans, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Company shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          2.17.  Increased Cost and Reduced Return.
                 ---------------------------------

          2.17.1. If, on or after (a) the date hereof, in the case of any Syndicated Loan or any obligation to make Syndicated Loans or (b) the date of the related Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate

     Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation under Section 2.7.4 during the relevant Interest Period) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount determined by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          2.17.2. If any Bank shall determine that, on or after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations under this Agreement to a level below that which such Bank could have achieved but for such adoption, change or compliance

(taking into consideration such Bank's policies with respect to capital adequacy) by an amount determined by such Bank to be material, then from time to time, and following receipt by the Agent and the Company of a certificate from such Bank pursuant to Section 2.17.3, the Agent shall adjust the amount of the facility fee payable pursuant to Section 2.8 for the account of such Bank to include such additional amount or amounts as will compensate such Bank for any such reduction.

          2.17.3. Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring on or after the date of this Agreement, which will entitle such Bank to compensation pursuant to this Section
2.17 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 2.17 and setting forth the calculation for the additional amount or amounts to be paid to such Bank under this Section 2.17 shall be conclusive in the absence of manifest error. In determining any such amount, such Bank shall make its calculations (which shall be set forth in the certificate) reasonably and in good faith using any reasonable averaging and attribution methods (which shall be set forth in the certificate).

          2.18.  Base Rate Loans Substituted for Affected Fixed Rate Loans.  If
                 ---------------------------------------------------------
either (a) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 2.16 or (b) any Bank has demanded compensation pursuant to Section 2.17.1 and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section 2.18 shall apply to such Bank, then, unless and until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          2.18.1. All Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks); and

          2.18.2. After each of the CD Loans or Euro-Dollar Loans of such Bank, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                                   SECTION 3

                            CONDITIONS TO BORROWINGS

          The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          3.1.  Notice of Borrowing.  The Agent shall have received a Notice of
                -------------------
Borrowing as required by Section 2.2 or 2.3, as the case may be.

          3.2.  Representations.  The fact that:  (a) immediately after such
                ---------------
Borrowing, (i) in the case of a Refunding Borrowing, no Event of Default shall have occurred and be continuing or (ii) in the case of any other Borrowing, no Default shall have occurred and be continuing; (b) the representations and warranties of the Company contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Section 4.5, 4.6, 4.8 and 4.9) shall be true on and as of the date of such Borrowing; and (c) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments. Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company, to the best of its knowledge, on the date of such Borrowing as to the facts specified in this Section 3.2.


                                   SECTION 4

                         REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants that:

          4.1.  Corporate Existence and Power.  The Company is a corporation
                -----------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to carry on its business as now conducted.

          4.2.  Corporate and Governmental Authorization; No Contravention.  The
                ----------------------------------------------------------
execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of reports with the Securities and Exchange Commission) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company.

          4.3.  Binding Effect.  This Agreement constitutes a valid and binding
                --------------
agreement of the Company and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company.

          4.4.  Financial Information.
                ---------------------

          4.4.1. The consolidated balance sheet of the Company and Subsidiaries as of January 28, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Coopers & Lybrand L.L.P. and set forth in the Company's Annual Report on Form 10-K for the Fiscal Year then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

          4.4.2. From January 28, 1995 to the Effective Date, there has been no material adverse change in the business, financial position or results of operations of the Company and Consolidated Subsidiaries, considered as a whole.

          4.5.  Litigation.  There is no action, suit or proceeding pending
                ----------
against, or to the knowledge of the Company threatened against or affecting, the Company or any Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is, in the good faith judgment of the Company (which shall be conclusive), a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and Consolidated Subsidiaries considered as a whole or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

          4.6.  Subsidiaries.  Each of the Company's corporate Consolidated
                ------------
Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and authority required to carry on its business as now conducted except to the extent that the failure of any such Consolidated Subsidiary to be so incorporated, existing or in good standing or to have such power and authority is not reasonably expected by the Company to have a material adverse effect on the business, financial position or results of operations of the Company and Consolidated Subsidiaries considered as a whole.

          4.7.  Not an Investment Company.  The Company is not an "investment
                -------------------------
company" within the meaning of the Investment Company Act of 1940, as amended.

          4.8.  ERISA.  Each member of the ERISA Group (a) has fulfilled its
                -----
material obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, (b) is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and (c) has not incurred any material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to PBGC for premiums under Section 4007 of ERISA;

provided, that this sentence shall not apply to (a) any member of the ERISA
- --------
Group described in Section 414(m) of the Code (other than the Company or a Subsidiary) or any Plan maintained by such a member or (b) any Plan referred to in clause (c) of the definition of "Plan" in Section 1.1 (a "Multiemployer Plan"). The Company and its Subsidiaries have made all material payments to Multiemployer Plans which they have been required to make under the related collective bargaining agreement or applicable law.

          4.9.  Taxes.  The Company and Subsidiaries have filed all United
                -----
States federal income tax returns and all other material tax returns which, in the opinion of the Company, are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except for assessments which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.


                                   SECTION 5

                                   COVENANTS

          The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

          5.1.  Information.
                -----------

          5.1.1. The Company will deliver to each of the Banks:

          (a) as soon as available and in any event within 120 days after the end of each Fiscal Year, the Annual Report of the Company on Form 10-K for such Fiscal Year, containing financial statements reported on in a manner acceptable to the Securities and Exchange Commission by Coopers & Lybrand L.L.P. or other independent public accountants of nationally recognized standing selected by the Company;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a copy of the Company's report on Form 10-Q for such quarter with the financial statements therein contained to be certified (subject to normal year end adjustments) as to fairness of presentation, generally accepted accounting principles (except footnotes) and consistency, by the chief financial officer, the chief accounting officer or the treasurer of the Company;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer or treasurer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 5.6 on the date of such financial statements and (ii) stating whether, to the best knowledge of such officer, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements (insofar as such pertains to accounting matters);

          (e) promptly upon the mailing thereof to the stockholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits, thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

          (g) within four Domestic Business Days of any executive or financial officer of the Company obtaining knowledge of any condition or event recognized by such officer to be a Default, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (h) if and when any executive or financial officer of the Company obtains knowledge that any member of the ERISA Group (i) has given or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) has received notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
(iii) has received notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

          (i) from time to time such additional information regarding the financial position or business of the Company and Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          5.1.2. Certificates delivered pursuant to this Section shall be signed manually or shall be copies of a manually signed certificate.

          5.2.  Maintenance of Properties.  The Company will, and will cause
                -------------------------
each Consolidated Subsidiary to, maintain and keep in good condition, repair and working order all properties used or useful in the conduct of its business and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 5.2 shall prevent the Company or any
- --------
Consolidated Subsidiary from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Consolidated Subsidiary, as the case may be, and not disadvantageous in any material respect to the Banks.

          5.3.  Maintenance of Insurance.  The Company will, and will cause each
                ------------------------
Consolidated Subsidiary to, insure and keep insured, with reputable insurance companies, so much of its properties and such of its liabilities for bodily injury or property damage, to such an extent and against such risks (including fire), as companies engaged in similar businesses customarily insure properties and liabilities of a similar character; or, in lieu thereof, the Company will maintain, or cause each Consolidated Subsidiary to maintain, a system or systems of self-insurance which will be in accord with the customary practices of companies engaged in similar businesses in maintaining such systems.

          5.4.  Preservation of Corporate Existence.  The Company shall preserve
                ------------------------------------
and maintain its corporate existence, rights, franchises and privileges in the State of Delaware or in any other State of the United States which it shall select as its jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary, except such jurisdictions, if any, where the failure to preserve and maintain its corporate existence, rights, franchises and privileges, or qualify or remain qualified will not have a material adverse effect on the business or property of the Company.

          5.5.  Inspection of Property, Books and Records.  The Company will,
                -----------------------------------------
and will cause each Consolidated Subsidiary to, make and keep books, records and accounts in which transactions are recorded as necessary to (a) permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and (b) otherwise comply with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934 as in effect from time to time. At any reasonable time during normal business hours and from time to time, the Company will permit the Agent or any of the Banks or any agents or representatives thereof at their expense (to the extent not in violation of applicable law) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any Consolidated Subsidiaries and to discuss the affairs, finances and accounts of the Company and any Consolidated Subsidiaries with any of their respective officers or directors. Except (i) as any Bank deems it necessary in connection with the enforcement of its rights arising out of any Default or as required by law or with respect to disclosures to bank regulatory authorities or the independent auditors or counsel or the employees, officers or directors of such Bank, (ii) disclosures to any actual or potential participant or, with the prior written consent of the Company, assignee (a "Transferee") of such Bank's rights under this Agreement who signs a confidentiality agreement containing provisions substantially similar to those contained in this Section 5.5; provided that such Bank shall promptly notify the Company of the identity of
- --------
such actual or potential Transferee, or (iii) as consented to by the Company in writing, such Bank will not publish or disclose to any third Person any information gained under any inspection conducted pursuant to this Section 5.5 or information obtained pursuant to Section 5.1.1(i) unless and until such information is or becomes a matter of public knowledge through no fault of such Bank or is lawfully acquired by such Bank without restrictions of confidentiality.


          5.6.  Limitations on the Company.  The Company will not:
                --------------------------

          5.6.1.  Current Ratio.  Permit the ratio of (x) the sum of
                  -------------
Consolidated Current Assets plus the Unused Commitments to (y) Consolidated Current Liabilities to be less than 1.33 to 1.

          5.6.2.  Tangible Net Worth.  Permit Consolidated Tangible Net
                  ------------------
Worth to be less than $1,000,000,000.

          5.6.3.  Debt to Capital Ratio.  Permit the ratio of Consolidated
                  ---------------------
Debt to Capital to exceed 0.825 to 1.

          5.7.  Restrictions on Liens upon Stock of Consolidated Subsidiaries.
                -------------------------------------------------------------
Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any stock of any Consolidated Subsidiary except Liens on the stock of one or more Consolidated Subsidiaries which in the aggregate, if considered as a single Subsidiary, would not constitute a "Significant Subsidiary" as defined on the Effective Date in Rule 1-02 of Regulation S-X adopted by the Securities and Exchange Commission.

          5.8.  Compliance with Laws.  The Company will, and will cause each
                --------------------
Consolidated Subsidiary to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder), except to the extent that (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) the failure to so comply would not result in any material adverse effect on the business, financial condition or results of operations of the Company and Consolidated Subsidiaries taken as a whole.

          5.9.  Consolidated Subsidiary Debt Limitations.  The Company will not
                ----------------------------------------
permit any Consolidated Subsidiary to create, incur, assume or suffer to exist any Debt except:

          5.9.1. Debt of any Consolidated Subsidiary which is, or the direct or indirect parent of which is, acquired by the Company or any other Consolidated Subsidiary after the Effective Date, which Debt is in existence at the time such Consolidated Subsidiary (or parent) is so acquired; provided such Debt was not
                                                    --------
created at the request or with the consent of the Company or any Subsidiary, and such Debt may not be extended other than pursuant to the terms thereof as in existence at the time such Consolidated Subsidiary (or parent) was acquired;

          5.9.2. If the WFN Companies shall be Consolidated Subsidiaries, Debt of the WFN Companies in an aggregate principal amount not exceeding 50% of the WFN Companies' Tangible Assets; provided that for any one period not to exceed
                                --------
56 days in any Fiscal Year, Debt of the WFN Companies may exceed 50% of the WFN Companies' Tangible Assets; and

          5.9.3. Other Debt in an aggregate principal amount for all Consolidated Subsidiaries not exceeding the lesser of (a) $250,000,000 or (b) 15% of Consolidated Tangible Net Worth.

          5.10.  Consolidations, Mergers and Sales of Assets.  The Company will
                 -------------------------------------------
not (a) consolidate or merge with or into any other Person or (b) sell, lease or otherwise transfer all or any substantial part of the assets of the Company and its Consolidated Subsidiaries, taken as a whole, to any other Person; provided
                                                                      --------
that the Company may merge with another Person if (y) the corporation surviving the merger is the Company or a corporation organized under the laws of a State of the United States into which the Company desires to merge for the purpose of becoming incorporated in such State (in which case such corporation shall assume all of the Company's obligations under this Agreement and the Notes by an agreement satisfactory to the Required Banks (and the Required Banks shall not unreasonably withhold their consent to the form of such agreement) and shall deliver to the Banks such legal opinions and other documents as the Agent may reasonably request to evidence the due authorization, validity and binding effect thereof) and (z) immediately after giving effect to such merger, no Default. shall have occurred and be continuing; and provided further that the
                                                    -------- -------
foregoing shall not be construed to prohibit, in addition to any other sale, lease or other transfer of assets (including by means of dividends, share repurchases or recapitalizations) that does not involve all or any substantial part of the assets of the Company and its Consolidated Subsidiaries, taken as a whole, (i) the WFN Transactions, (ii) any Minority Interest Disposition or
(iii) transfers to some or all of the shareholders of the Company, whether by means of dividend, share repurchase, recapitalization or otherwise, of cash in amounts that do not materially exceed the range indicated in the Company's press release dated October 26, 1995, previously delivered to the Banks.

                                   SECTION 6

                         EVENTS OF DEFAULT AND REMEDIES

          6.1.  Events of Default.  Any of the following shall be an "Event of
                -----------------
Default":

          6.1.1.  Payment.  The Company shall fail to make any payment of
                  -------
principal of or interest on any Loan when due or to pay any fees or other amounts payable hereunder when due, and such failure remains unremedied for three Domestic Business Days after the Company's actual receipt of notice of such failure from the Agent at the request of any Bank;

          6.1.2.  Representations.  Any statement of fact or representation made
                  ---------------
or deemed to be made by the Company in this Agreement or by the Company or any of its officers in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made, and, if the consequences of such representation or statement being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 days after any executive or financial officer first becomes aware of or is advised that such representation or statement was incorrect in a material respect;

          6.1.3.  Financial Covenants.  The Company shall fail to comply with
                  -------------------
any of the provisions of Section 5.6.1, 5.6.2 or 5.6.3 and, if the consequences of such failure shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 20 days after any executive or financial officer of the Company first becomes aware or is advised of such failure to comply;

          6.1.4.  Other Debt.  (a)  The Company or any Consolidated Subsidiary
                  ----------
shall fail to pay principal of or interest on any Debt (other than as evidenced by the Notes) and the longer of (i) any periods within which the Company or such Consolidated Subsidiary shall be allowed to cure such nonpayment shall have elapsed, or (ii) 10 days shall have passed since such failure, in either case without curing such nonpayment or (b) any event or condition shall occur which enables the holder of any Debt (other than as evidenced by the Notes) or any Person acting on such holder's behalf to accelerate the maturity thereof, and the longer of (i) any periods within which the Company or such Consolidated Subsidiary shall be allowed to cure such condition or event shall have elapsed, or (ii) 10 days shall have passed since the occurrence of such event or condition, in either case without curing such event or condition, or (c) the holder of any Debt (other than as evidenced by the Notes) shall accelerate the maturity of such Debt and such acceleration shall not have been rescinded within 20 days of such acceleration, provided no Default under this Section 6.1.4 shall be deemed to occur where
- --------
(y) the amount, individually or in the aggregate, of such Debt does not exceed $15,000,000; or (z) if at the time such event occur, the Company has a Highest Company Rating, a High Company Rating or an Adequate Company Rating and either
(i) such Debt is owed by a Consolidated Subsidiary not incorporated under the laws of any State of the United States, the District of Columbia or Canada or any province thereof, or (ii) such Debt is permitted under Section 5.9.1;

          6.1.5.  Insolvency, etc.  The Company or any Consolidated Subsidiary
                  ----------------
shall (a) make a general assignment for the benefit of creditors; (b) apply for or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, custodian, trustee or liquidator of the Company or any Consolidated Subsidiary or any substantial part of the properties of the Company or any Consolidated Subsidiary or authorize such application or consent, or proceedings seeking such appointment shall be commenced without such authorization, consent or application against the Company or any Consolidated Subsidiary and continue undismissed for 30 days (or if such dismissal of such unauthorized proceedings cannot reasonably be obtained within such 30 day period, the Company or any Consolidated Subsidiary shall fail either to proceed with due diligence to seek to obtain dismissal within such 30 day period or to obtain dismissal within 60 days); (c) authorize or file a voluntary petition in bankruptcy, suffer an order for relief under any federal bankruptcy law, or apply for or consent (b) admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such
application or consent, or proceedings to such end shall be instituted against the Company or any Consolidated Subsidiary without such authorization, application or consent which are not vacated within 30 days from the date thereof (or if such vacation cannot reasonably be obtained within such 30 day period, the Company shall fail either to proceed with due diligence to seek to obtain vacation within such 30 day period or to obtain vacation within 60 days); (d) permit or suffer all or any substantial part of its properties to be sequestered, attached, or subjected to a Lien (other than a Lien expressly permitted by the exception to Section 5.7) through any legal proceeding or distraint which is not vacated within 30 days from the date thereof (or if such vacation cannot reasonably be obtained within such 30 day period, the Company shall fail either to proceed with due diligence to seek to obtain vacation within such 30 day period or to obtain vacation within 60 days); (e) generally not pay its debts as such debts become due or admit in writing its inability to do so; or (f) conceal, remove, or permit to be concealed or removed, any material part of its property, with intent to hinder, delay or defraud its creditors or any of them; provided, however, that the foregoing events
                          --------  -------
will not constitute an Event of Default if such events occur with respect to any Subsidiary which is: (i) a Consolidated Subsidiary not incorporated under the laws of any State of the United States, the District of Columbia or Canada or any province thereof and not engaged in the retail business, if the aggregate Value of the Company's and all Consolidated Subsidiaries' investments in and advances to such Consolidated Subsidiary and all such other Consolidated Subsidiaries to which these tests are being applied within a period of 18 months ending on the date of determination, does not exceed $15,000,000; or
(ii) a Consolidated Subsidiary incorporated under the laws of any State of the United States, the District of Columbia or Canada or any province thereof and not engaged in the retail business, if at the time such events occur (y) the Company has a Highest Company Rating, a High Company Rating or an Adequate Company Rating and (z) the aggregate Value of the Company's and all Consolidated Subsidiaries, investments and advances to such Consolidated Subsidiary and all other such Consolidated Subsidiaries to which these tests are being applied within a period of 18 months ending on the date of determination, does not exceed $7,500,000;

          6.1.6.  Employee Benefit Plans.  Any member of the ERISA Group shall
                  ----------------------
fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000 (collectively a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the ERISA Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

          6.1.7.  Failure to Perform.  The Company shall fail to perform or
                  ------------------
observe in any material respect any other term, covenant or agreement contained in this Agreement (including without limitation Section 5.1) or the Notes on its part to be performed or observed and any such failure remains unremedied for 30 days after the Company shall have received written notice thereof from the Agent at the request of any Bank.

          6.2.  Remedies.  If any Event of Default shall occur and be
                --------
continuing, the Agent shall (a) if requested by the Required Banks, by notice to the Company terminate the Commitments and they shall thereupon terminate, and
(b) if requested by Banks holding Notes evidencing at least 60% of the aggregate unpaid principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon and all other amounts payable by the Company hereunder) to be, and the Notes (together with accrued interest thereon and all other amounts payable by the Company hereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the
                                                            --------
case of any of the bankruptcy Events of Default specified in Section 6.1.5 with respect to the Company, without any notice to the Company or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon and all other amounts payable by the Company hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

          6.3.  Notice of Default.  The Agent shall give notice to the Company
                -----------------
under Section 6.1.1 or 6.1.7 promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   SECTION 7

                                   THE AGENT

          7.1.  Appointment and Authorization.  Each Bank irrevocably appoints
                -----------------------------
and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          7.2.  Agent and Affiliates.  Morgan Guaranty Trust Company of New York
                --------------------
shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

          7.3.  Action by Agent.  The obligations of the Agent hereunder are
                ---------------
only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Section 6.

          7.4.  Consultation with Experts.  The Agent may consult with legal
                -------------------------
counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          7.5.  Liability of Agent.  Neither the Agent nor any of its directors,
                ------------------
officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Section 3 or 9, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          7.6.  Indemnification.  Each Bank shall, ratably in accordance with
                ---------------
its Commitment, indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand,, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

          7.7.  Credit Decision.  Each Bank acknowledges that it has,
                ---------------
independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          7.8.  Successor Agent.  The Agent may resign at any time by giving
                ---------------
written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint another Bank as successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agents giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.

Upon the acceptance of its appointment as Agent hereunder by, a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          7.9. Agent's Fee.  The Company shall pay to the Agent for its own
               -----------
account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

                                   SECTION 8

                                 MISCELLANEOUS

          8.1.  Notices.  All notices, requests and other communications to any
                -------
party hereunder shall be in writing (including bank wire, telex (other than in the case of the Company), telecopy or similar writing) or shall be by telephone promptly confirmed in writing and shall be given to such party: (a) in the case of the Company or the Agent, at its address, telephone number, telecopy number or telex (other than in the case of the Company) number set forth on the signature pages hereof, (b) in the case of any Bank at its address, telephone number, telecopy number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party such other address, telephone number, telecopy number or telex number as such party may hereafter specify for the purpose of notice to the Agent. and the Company. Each such notice, request or other communication shall be effective (i) if given by telecopy or telex, when such telecopy or telex is transmitted to the telecopy number or telex number specified in or pursuant to this Section 8.1 and the appropriate confirmation or answerback is received, (ii) if given by mail, 120 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telephone, when such notice is given subject to prompt confirmation in writing or (iv) if given by any other means, when delivered at the address specified in or pursuant to this Section; provided
                                                                        --------
that notices to the Agent under Section 2 shall not be effective until received.

          8.2.  No Waivers.  No failure or delay by the Agent or any Bank an
                ----------
exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof norshall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          8.3.  Expenses; Documentary Taxes.  The Company shall pay (a) all
                ---------------------------
reasonable out-of-pocket expenses of the Agent, including fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default hereunder and (b) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

          8.4.  Sharing of Set-Offs.  Each Bank agrees that if it shall, by
                -------------------
exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made from time to time, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank
      --------
to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under the Notes. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of the participation were a direct creditor of the Company in the amount of such participation.

          8.5.  Amendments and Waivers.  Any provision of this Agreement or the
                ----------------------
Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no
                                                            --------
such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank except as provided in Section 2.9 or subject any Bank to any additional obligation, (ii) reduce the principal of or the rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed (a) for any payment of principal of or interest on any Loan or any fees hereunder or
(b) for any termination of any Commitment, or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

          8.6.  Successors and Assiqns.
                ----------------------

          8.6.1. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          8.6.2. Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that
                                                           --------
such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 8.5 without the consent of the Participant. The Company agrees that each Participant to a participation, the granting of which has been approved in writing by the Company, shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.7.4 and
2.17 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 8.6.3 or 8.6.4 below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 8.6.2.

          8.6.3. Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent; provided that (a) if an Assignee is a Bank
                                      --------
or an affiliate of such transferor Bank, no consent shall be required, (b) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans and (c) any such assignment shall be for at least $10,000,000 of the Commitment of such Bank. Upon execution and delivery of such instrument and any necessary payment by such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section 8.6.3 the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment (other than in the case of the replacement of a Bank pursuant to Section 2.1.3 or Section 2.9.3) the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000.

          8.6.4. Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          8.6.5. No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 2.17 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 2.16 or 2.17 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          8.6.6. If any Reference Bank assigns its Notes to an unaffiliated institution as permitted by Section 8.6.1, the Agent shall, in consultation with the Company and with the consent of the Required Banks, appoint another Bank to act as a Reference Bank hereunder.

          8.7.  Collateral.  Each of the Banks represents to the Agent and each
                ----------
of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          8.8.  New York Law.  This Agreement and each Note shall be construed
                ------------
in accordance with and governed by the law of the State of New York.

          8.9.  Counterparts; Integration.  This Agreement may be signed in any
                -------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          8.10.  Indemnity by Company.  The Company agrees to indemnify each
                 --------------------
Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Bank in connection with any investigative, administrative or judicial proceeding, whether or not such Bank shall be designated a party thereto) which may be incurred by any Bank (or by the Agent in connection with its actions as

Agent hereunder), relating to or arising out of any actual or proposed use of proceeds of Loans hereunder for the purpose of acquiring equity securities of any Person; provided, that no Bank shall have the right to be indemnified
            --------
hereunder (a) with respect to the acquisition of equity securities (i) of a wholly-owned Subsidiary, or (ii) of a Person who prior to such acquisition did not conduct any business, or (b) for its own gross negligence or willful misconduct.

                                   SECTION 9

                                 EFFECTIVENESS

          9.1.  Conditions.  This Agreement shall become effective upon
                ----------
satisfaction of the following conditions:

          9.1.1. the Agent shall have received duly executed counterparts of this Agreement signed by the Company and the Banks (or, in the case of any party as to which 'an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart by such party);

          9.2.2. the Agent shall have received opinions of each of Samuel P. Fried, Esq., General Counsel of the Company, and Davis Polk & Wardwell, special counsel for the Company, substantially in the forms of Exhibits E-1 and E-2 hereto, respectively, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          9.1.3. the Agent shall have received an opinion of Cravath, Swaine & Moore, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          9.1.4. the Agent shall have received a certificate signed by the chief financial officer or the treasurer of the Company, to the effect that the representations and warranties of the Company contained in Section 4 are true on and as of the date of such certificate;

          9.1.5. the Agent shall have received, for the account of each Bank, a duly executed Note, dated on or before the Effective Date and complying with the provisions of Section 2.5 of this Agreement;

          9.1.6. the Agent shall have received all documents it may reasonably request relating to the existence of the Company, the corporate authority for the validity of this Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

          9.1.7. the Agent shall have received evidence satisfactory to it of the termination of lending commitments under, and the payment of all amounts outstanding under, the Existing Credit Agreement and the WFN Credit Agreement.

The opinions and certificate referred to in clauses 9.1.2, 9.1.3 and 9.1.4 above shall be dated the Effective Date.

          9.2.  Termination of Agreements.  The Banks that are parties to the
                -------------------------
Existing Credit Agreement and the WFN Credit Agreement, comprising the "Required Banks" as defined therein, and the Company agree to waive notice of the termination of the commitments under the Existing Credit Agreement and the WFN Credit Agreement, and such commitments shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Company shall be obligated to pay the accrued commitment and facility fees thereunder to but excluding the Effective Date. Each Bank that is a party to the Existing Credit Agreement or the WFN Credit Agreement agrees that, immediately upon the effectiveness of this Agreement, it will mark all notes issued under the Existing Credit Agreement or the WFN Credit Agreement and held by it "CANCELLED" and will promptly return all such Notes to the Company or, in the event such notes have been lost, will indemnify the Company in respect of any loss arising from such loss pursuant to such Bank's customary indemnification for lost securities.


          The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                    THE LIMITED, INC.


                    By:   /s/  Patrick Hectorne
                        ----------------------------
                        Name:  Patrick Hectorne
                        Title: Treasurer

                    Three Limited Parkway
                    P.O. Box 16000
                    Columbus, Ohio 43216
                    Telecopy number:  614-479-7225
                    Telephone number:  614-479-7033
                         Attn:  Patrick Hectorne
                                Treasurer

                         With copy to:

                         Kenneth B. Gilman,
                         Vice Chairman and
                         Chief Financial Officer
                         Telecopy number:  614-479-7185

Commitments
- -----------

$125,000,000  MORGAN GUARANTY TRUST COMPANY
              OF NEW YORK


              By:     /s/  R. Blake Witherington
                      --------------------------
              Title:  Vice President


$82,000,000  CITIBANK, N.A.


             By:
             Title:


$82,000,000  DEUTSCHE BANK AG, NEW YORK AND/OR
             CAYMAN ISLANDS BRANCHES


             By:
             Title:

             By:
             Title:


$62,500,000  CHEMICAL BANK


             By:
             Title:


$62,500,000  THE FIRST NATIONAL BANK OF CHICAGO


             By:
             Title:

Commitments
- -------------

$125,000,000  MORGAN GUARANTY TRUST COMPANY
              OF NEW YORK


              By:
              Title:


$82,000,000  CITIBANK, N.A.


             By:     /s/  William P. Stengel
                     --------------------------
             Title:  Vice President


$82,000,000  DEUTSCHE BANK AG, NEW YORK AND/OR
             CAYMAN ISLANDS BRANCHES


             By:
             Title:

             By:
             Title:


$62,500,000  CHEMICAL BANK


             By:
             Title:


$62,500,000  THE FIRST NATIONAL BANK OF CHICAGO


             By:
             Title:

Commitments
- -----------

$125,000,000  MORGAN GUARANTY TRUST COMPANY
              OF NEW YORK


              By:
              Title:


$82,000,000  CITIBANK, N.A.


             By:
             Title:


$82,000,000  DEUTSCHE BANK AG, NEW YORK AND/OR
             CAYMAN ISLANDS BRANCHES


             By:     /s/  David H. Kahn
                     --------------------------
             Title:  Assistant Vice President

             By:     /s/  Hans-Josef Thiele
                     --------------------------
             Title:  Vice President


$62,500,000  CHEMICAL BANK


             By:
             Title:


$62,500,000  THE FIRST NATIONAL BANK OF CHICAGO


             By:
             Title:

Commitments
- -----------

$125,000,000  MORGAN GUARANTY TRUST COMPANY
              OF NEW YORK


              By:
              Title:


$82,000,000  CITIBANK, N.A.


             By:
             Title:


$82,000,000  DEUTSCHE BANK AG, NEW YORK AND/OR
             CAYMAN ISLANDS BRANCHES


             By:
             Title:

             By:
             Title:


$62,500,000  CHEMICAL BANK


             By:     /s/  William Laggiano
                     --------------------------
             Title:  Managing Director


$62,500,000  THE FIRST NATIONAL BANK OF CHICAGO


             By:
             Title:

Commitments
- -----------

$125,000,000  MORGAN GUARANTY TRUST COMPANY
              OF NEW YORK


              By:
              Title:


$82,000,000  CITIBANK, N.A.


             By:
             Title:


$82,000,000  DEUTSCHE BANK AG, NEW YORK AND/OR
             CAYMAN ISLANDS BRANCHES


             By:
             Title:

             By:
             Title:


$62,500,000  CHEMICAL BANK


             By:
             Title:


$62,500,000  THE FIRST NATIONAL BANK OF CHICAGO


             By:     /s/  Tara W. Clark
                     --------------------------
             Title:  Vice President

$62,500,000  THE HONG KONG & SHANGHAI BANKING
             CORPORATION LTD.


             By:     /s/  Douglas Stolberg
                     ------------------------
             Title:  Senior Vice President
                     and Manager


$62,500,000  NATIONSBANK, N.A.


             By:
             Title:


$50,000,000  THE BANK OF NEW YORK


             By:
             Title:


$42,000,000  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


             By:
             Title:


$42,000,000  MELLON BANK, N.A.


             By:
             Title:


$42,000,000  UNION BANK OF SWITZERLAND, CHICAGO BRANCH


             By:
             Title:

             By:
             Title:

$62,500,000  THE HONG KONG & SHANGHAI BANKING
             CORPORATION LTD.


             By:
             Title:



$62,500,000  NATIONSBANK, N.A.


             By:     /s/ Michael A. Monte
                     ------------------------
             Title:  Senior Vice President


$50,000,000  THE BANK OF NEW YORK


             By:
             Title:


$42,000,000  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


             By:
             Title:


$42,000,000  MELLON BANK, N.A.


             By:
             Title:


$42,000,000  UNION BANK OF SWITZERLAND, CHICAGO BRANCH


             By:
             Title:

             By:
             Title:

$62,500,000  THE HONG KONG & SHANGHAI BANKING
             CORPORATION LTD.


             By:
             Title:



$62,500,000  NATIONSBANK, N.A.


             By:
             Title:


$50,000,000  THE BANK OF NEW YORK


             By:     /s/ Paula M. DiPonzio
                     ------------------------
             Title:  Vice President


$42,000,000  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


             By:
             Title:


$42,000,000  MELLON BANK, N.A.


             By:
             Title:


$42,000,000  UNION BANK OF SWITZERLAND, CHICAGO BRANCH


             By:
             Title:

             By:
             Title:

$62,500,000  THE HONG KONG & SHANGHAI BANKING
             CORPORATION LTD.


             By:
             Title:



$62,500,000  NATIONSBANK, N.A.


             By:
             Title:


$50,000,000  THE BANK OF NEW YORK


             By:
             Title:


$42,000,000  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


             By:     /s/ Kathleen McVay
                     ------------------------
             Title:  Authorized Officer


$42,000,000  MELLON BANK, N.A.


             By:
             Title:


$42,000,000  UNION BANK OF SWITZERLAND, CHICAGO BRANCH


             By:
             Title:

             By:
             Title:

$62,500,000  THE HONG KONG & SHANGHAI BANKING
             CORPORATION LTD.


             By:
             Title:



$62,500,000  NATIONSBANK, N.A.


             By:
             Title:


$50,000,000  THE BANK OF NEW YORK


             By:
             Title:


$42,000,000  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


             By:
             Title:


$42,000,000  MELLON BANK, N.A.


             By:     /s/ Marc T. Kennedy
                     ------------------------
             Title:  AJP


$42,000,000  UNION BANK OF SWITZERLAND, CHICAGO BRANCH


             By:
             Title:

             By:
             Title:

$62,500,000  THE HONG KONG & SHANGHAI BANKING
             CORPORATION LTD.


             By:
             Title:



$62,500,000  NATIONSBANK, N.A.


             By:
             Title:


$50,000,000  THE BANK OF NEW YORK


             By:
             Title:


$42,000,000  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


             By:
             Title:


$42,000,000  MELLON BANK, N.A.


             By:
             Title:


$42,000,000  UNION BANK OF SWITZERLAND, CHICAGO BRANCH


             By:     /s/ David Danhauer
                     ------------------------
             Title:  Vice President

 $40,000,000  CREDIT SUISSE


             By:     /s/  Thomas G. Muoio
                     ------------------------
             Title:  Associate

             By:     /s/  Dawn E. Rubinstein
                     ------------------------
             Title:  Associate



$35,000,000  THE BANK OF NOVA SCOTIA


             By:
             Title:


$35,000,000  HUNTINGTON NATIONAL BANK


             By:
             Title:


$35,000,000  NATIONAL CITY BANK, COLUMBUS


             By:
             Title:


$30,000,000  ABN AMRO BANK, N.V.


             By:
             Title:

             By:
             Title:

$30,000,000  THE FIRST NATIONAL BANK OF BOSTON


             By:
             Title:

$40,000,000  CREDIT SUISSE


             By:
             Title:

             By:
             Title:



$35,000,000  THE BANK OF NOVA SCOTIA


             By:     /s/  F. C. H. Ashby
                     ------------------------
             Title:  Senior Manager Loan
                      Operations


$35,000,000  HUNTINGTON NATIONAL BANK


             By:
             Title:


$35,000,000  NATIONAL CITY BANK, COLUMBUS


             By:
             Title:

$30,000,000  ABN AMRO BANK, N.V.


             By:
             Title:

             By:
             Title:


$30,000,000  THE FIRST NATIONAL BANK OF BOSTON


             By:
             Title:

$40,000,000  CREDIT SUISSE


             By:
             Title:

             By:
             Title:


$35,000,000  THE BANK OF NOVA SCOTIA


             By:
             Title:


$35,000,000  HUNTINGTON NATIONAL BANK


             By:     /s/  Lynn Karr
                     ---------------------
             Title:  Vice President


$35,000,000  NATIONAL CITY BANK, COLUMBUS


             By:
             Title:


$30,000,000  ABN AMRO BANK, N.V.


             By:
             Title:

             By:
             Title:


$30,000,000  THE FIRST NATIONAL BANK OF BOSTON


             By:
             Title:

$40,000,000  CREDIT SUISSE


             By:
             Title:

             By:
             Title:


$35,000,000  THE BANK OF NOVA SCOTIA


             By:
             Title:


$35,000,000  HUNTINGTON NATIONAL BANK


             By:
             Title:


$35,000,000  NATIONAL CITY BANK, COLUMBUS


             By:     /s/  William J. Whitley
                       ------------------------
             Title:  Vice President


$30,000,000  ABN AMRO BANK, N.V.


             By:
             Title:

             By:
             Title:


$30,000,000  THE FIRST NATIONAL BANK OF BOSTON


             By:
             Title:

$40,000,000  CREDIT SUISSE


             By:
             Title:

             By:
             Title:


$35,000,000  THE BANK OF NOVA SCOTIA


             By:
             Title:


$35,000,000  HUNTINGTON NATIONAL BANK


             By:
             Title:


$35,000,000  NATIONAL CITY BANK, COLUMBUS


             By:
             Title:


$30,000,000  ABN AMRO BANK, N.V.


             By:     /s/  Jim Janovsky
                     ------------------------
             Title:  Group Vice President

             By:     /s/  Kathryn C. Toth
                     ------------------------
             Title:  Vice President

$30,000,000  THE FIRST NATIONAL BANK OF BOSTON


             By:
             Title:

$40,000,000  CREDIT SUISSE


             By:
             Title:

             By:
             Title:



$35,000,000  THE BANK OF NOVA SCOTIA


             By:
             Title:


$35,000,000  HUNTINGTON NATIONAL BANK


             By:
             Title:


$35,000,000  NATIONAL CITY BANK, COLUMBUS


             By:
             Title:


$30,000,000  ABN AMRO BANK, N.V.


             By:
             Title:

             By:
             Title:


$30,000,000  THE FIRST NATIONAL BANK OF BOSTON


             By:     /s/  Beth Ann Halligan
                     ------------------------
             Title:  Managing Director

$30,000,000    BANK ONE, COLUMBUS, NA


                By:     /s/  Jean R. Pore
                        ---------------------
                Title:  Vice President


$30,000,000     FLEET NATIONAL BANK OF MASSACHUSETTS


                By:
                Title:


$20,000,000     THE FIFTH THIRD BANK OF COLUMBUS


                By:
                Title:


- -----------------

Total Commitments

$1,000,000,000
- -----------------



                                            MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK, as Agent


                                          By:
                                          Title:


                                            Morgan Guaranty Trust Company
                                              of New York
                                            60 Wall Street
                                            New York, New York 10260
                                            Telex Number/Answerback:
                                            177615/MGTUI

$30,000,000    BANK ONE, COLUMBUS, NA


                By:
                Title:


$30,000,000     FLEET NATIONAL BANK OF MASSACHUSETTS


                By:     /s/  Thomas J. Bullard
                        ---------------------
                Title:  Vice President


$20,000,000     THE FIFTH THIRD BANK OF COLUMBUS


                By:
                Title:


- -----------------

Total Commitments

$1,000,000,000
- -----------------



                                            MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK, as Agent


                                          By:
                                          Title:


                                            Morgan Guaranty Trust Company
                                              of New York
                                            60 Wall Street
                                            New York, New York 10260
                                            Telex Number/Answerback:
                                            177615/MGTUI

$30,000,000     BANK ONE, COLUMBUS, NA


                By:
                Title:


$30,000,000     FLEET NATIONAL BANK OF MASSACHUSETTS


                By:
                Title:


$20,000,000     THE FIFTH THIRD BANK OF COLUMBUS


                By:     /s/  Charles Hale
                     ---------------------
                Title:  Vice President


- -----------------

Total Commitments

$1,000,000,000
- -----------------



                                            MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK, as Agent


                                          By:
                                          Title:


                                            Morgan Guaranty Trust Company
                                              of New York
                                            60 Wall Street
                                            New York, New York 10260
                                            Telex Number/Answerback:
                                            177615/MGTUI

$30,000,000     BANK ONE, COLUMBUS, NA


                By:
                Title:


$30,000,000     FLEET NATIONAL BANK OF MASSACHUSETTS


                By:
                Title:


$20,000,000     THE FIFTH THIRD BANK OF COLUMBUS


                By:
                Title:


- -----------------

Total Commitments

$1,000,000,000
- -----------------



                                            MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK, as Agent


                                          By:     /s/  R. Blake Witherington
                                                  --------------------------
                                          Title:  Senior Vice President


                                            Morgan Guaranty Trust Company
                                              of New York
                                            60 Wall Street
                                            New York, New York 10260
                                            Telex Number/Answerback:
                                            177615/MGTUI

                                                                    EXHIBIT A




                                     NOTE



                                                           New York, New York
                                                                       , 19

    For value received, The Limited, Inc., a Delaware corporation (the
"Company"), promises to pay to the order of                       (the "Bank"),
                                            ---------------------
for the account of its Lending Office, the unpaid principal amount of each Loan made by the Bank to the company pursuant to the Credit Agreement referred to below on the last date of the Interest Period relating to such Loan. The Company promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

    All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer thereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or
        --------
endorsement shall not affect the obligations of the Company under the first paragraph of this Note or under the Credit Agreement.

    This Note is one of the Notes referred to in the Credit Agreement dated as
of                       among the Company, the Banks listed on the signature
   ---------------------
pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreeement"). Terms defined in the Credit Agreement are used herein with the same meanings.

Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                       THE LIMITED, INC.



                                       By:
                                           -------------------------------
                                           Title:
                                                 -------------------------

                       LOANS AND PAYMENTS OF PRINCIPAL


- ------------------------------------------------------------------------------

                             Amount     Amount of
                Type           of       Principal       Maturity     Notation
Date           of Loan        Loan       Repaid           Date        Made By
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------


                                                                    EXHIBIT B


                            Form of Quote Request

                                                                       [Date]



To:      Morgan Guaranty Trust Company of New York
         (the "Agent")

From:    The Limited, Inc.

Re:      Credit Agreement (the "Credit Agreement")
         dated as of             among the Company,
                     -----------
         the Banks listed on the signature pages
         thereof and the Agent

         We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                   -----------------------------

Principal Amount /1/                               Interest Period
- ----------------                                   ---------------

$

      Such Quotes should offer (check one):

           Money Market Absolute Rate           ----------

           Money Market Margin /2/              ----------

           Terms defined in the Credit
           Agreement are used herein with
           the same meanings.

                                  THE LIMITED, INC.


                                  By:
                                      -------------------------
                                      Title:


- ---------------
     /1/ Amount must be $20,000,000 or a larger multiple of $1,000,000.

    /2/ The applicable base rate is the London Interbank
Offered Rate.

                                                                       EXHIBIT C


                         Form of Invitation for Quotes
                         -----------------------------


To:      [Name of Bank]

Re:      Invitation for Quotes to The Limited, Inc.
         (the "Company")

         Pursuant to Section 2.3 of the Credit Agreement (the "Credit
Agreement") dated as of                    among the Company, the Banks listed
                        ------------------
on the signature pages thereof and the undersigned, as Agent, we are pleased on behalf of the Company to invite you to submit Quotes to the Company for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                   -----------------------------


Principal Amount                                   Interest Period
- ----------------                                   ---------------
$

      Such Quotes should offer (check one):

           Money Market Absolute Rate
                                                ----------

           Money Market Margin /1/
                                                ----------


         Please respond to this invitation by no later than [2:00 P.M.] [9:00 A.M.] (New York City time) on [date]. Terms defined in the Credit Agreement are used herein with the same meanings.

                                       MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK


                                       By
                                         --------------------------------------
                                         Authorized Officer


- --------------
         /1/ The applicable base rate is the London Interbank Offered Rate.

                                                                       EXHIBIT D

                                 Form of Quote
                                 -------------


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent
60 Wall Street
New York, New York 10260

Attention:  Loan Department

         Re:  Quote to The Limited, Inc. (the "Company")

         In response to your invitation on behalf of the Company dated         ,
                                                                      ---------
       , we hereby make the following Quote on the following terms:
- -------


1.   Quoting Bank:
                  -------------------------------------

2.   Person to contact at Quoting Bank:
                                       -------------------------------------

3.   Date of Borrowing:                                     /1/
                       -------------------------------------

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:




- --------------
         /1/ As specified in the related Invitation.

Principal         Interest          Money Market
Amount /2/       Period /3/         [Margin /4/]        [Absolute Rate /5/]
- ---------        ----------         ------------        -------------------

$
$

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement
dated as of                  among the Company, the Banks listed on the
           ------------------
signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part. Terms defined in said Credit Agreement are used herein with the same meaning.

                                       Very truly yours,

                                       [NAME OF BANK]

Dated:                                 By:
      ----------------------------        ----------------------------
                                          Authorized Officer







- --------------
         /2/ Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $1,000,000 or a larger multiple thereof.

         /3/ As specified in the related Invitation. No more than five bids are permitted for each Interest Period.

         /4/ Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000th of 1%) and specify whether "PLUS" or "MINUS".

         /5/ Specify rate of interest per annum (rounded to the nearest 1/10,000th of 1%).

THE LIMITED, INC.                                                    EXHIBIT E-1
- -----------------

THREE LIMITED PARKWAY
COLUMBUS, OHIO 43230
TEL 614 479 7000

    SAMUEL P. FRIED
    Vice President
    and General Counsel



    December 15, 1995

    To the Banks and the Agent
    c/o Morgan Guaranty Trust Company
      of New York, as Agent
    60 Wall Street
    New York, New York 10260

    Ladies and Gentlemen:


         I am the General Counsel of The Limited, Inc., a Delaware corporation (the "Company"), and have acted on behalf of the Company in connection with the Credit Agreement dated as of December 15, 1995 (the "Credit Agreement") among the Company, the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         I, or individuals under my direction, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted or proposed to be conducted, except any such powers or governmental licenses, authorizations, consents or approvals the absence of which would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and the Consolidated Subsidiaries considered as a whole.

To the Banks and the Agent

         2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation of the State of Ohio or the United States of America or of the certificate of incorporation or by-laws of the Company or, to the best of my knowledge, of any judgment, injunction, order or decree or any material agreement or other material instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company.

         3. To the best of my knowledge, there is not injunction, stay, decree or order of any Governmental Authority or any action, suit or proceeding pending against, threatened against or affecting the Company before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and the Consolidated Subsidiaries considered as a whole or which expressly contests the validity of the Credit Agreement or the Notes.

         I am a member of the bar of the State of Ohio and the foregoing opinion is limited to the laws of the State of Ohio, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

                                       Very truly yours,

                                       /s/ Samuel P. Fried

                             DAVIS POLK & WARDWELL                   EXHIBIT E-2

                             450 LEXINGTON AVENUE
  1300 I STREET, N.W.        NEW YORK, N.Y. 10017        2-1, MARUNOUCHI I-CHOME
WASHINGTON, D.C. 20005           212-450-4000             CHIYODA-KU, TOKYO 100
         --                   FAX: 212-450-4800                     --
4. PLACE DE LA CONCORDE                                          MESSETURM
     75008 PARIS                                         40308 FRANKFURT AU MAIN
         --                                                         --
 1 FREDERICK'S PLACE                                          34 CHATER ROAD
   LONDON EC2R 8A8                                               HONG KONG

                                                         December 15, 1995


To the Banks and the Agent
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:

    We have acted as special counsel for The Limited, Inc., a Delaware corporation (the "Company"), in connection with the Credit Agreement dated as of December 15, 1995 (the "Credit Agreement") among the Company, the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

    Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

    1. The Credit Agreement constitutes a valid and binding agreement of the Company, and each of the Notes constitutes a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

    2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes do not contravene any provision of New York State law or regulation that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Credit Agreement.

The Banks and the Agent               -2-                     December 15, 1995


    3. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    4. The making of Loans by the Banks and the use of the proceeds thereof by the Company, in each case in accordance with the Credit Agreement, do not violate Regulation G, U or X of the Board of Governors of the Federal Reserve System. For purposes of determining whether, within the meaning of such regulations, the Loans are "secured directly or indirectly by margin stock", the Class B Common Stock of Intimate Brands, Inc. held by the Company does not, as of the date hereof, constitute margin stock.

    We are members of the bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the Federal laws of the United States of America. In giving the foregoing opinion, (a) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located that may limit the rate of interest that such Bank may charge or collect and (b) we have assumed that (i) the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) the execution, delivery and performance by the Company of the Credit Agreement and the Notes (A) are within its corporate powers, (B) have been duly authorized by all necessary corporate action, (C) require no action by or in respect of, or filing with, any Governmental Authority (other than such as have been duly taken or made), (D) except for the laws expressly addressed in paragraphs 2, 3 and 4 above, do not contravene any provision of applicable law or regulation and (E) do not contravene, or constitute a default under, any provision of the certificate of incorporation or by-laws of the Company or of any judgment, injunction, order or decree or any material agreement or other material instrument binding upon the Company.

    This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                               Very truly yours,


                                               /s/ Davis Polk & Wardwell

                                                                       EXHIBIT F


                                  Opinion of
                   Cravath, Swaine & Moore, Special Counsel
                                 For The Agent
                   ----------------------------------------


                                                                [Effective Date]

Dear Sirs:

     We have participated in the preparation of the Credit Agreement dated as of
          , 1995 (the "Credit Agreement"), among The Limited, Inc., a Delaware
- ----------
corporation (the "Company"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 9 of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

    Upon the basis of the foregoing, we are of the opinion that:

    1. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate power and have been duly authorized by all necessary corporate action.

    2. The Credit Agreement constitutes a valid and binding agreement of the Company and the Notes constitute valid and binding obligations of the Company.

    We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the

General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

    This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                       Very truly yours,




The Banks and the Agent
   c/o Morgan Guaranty Trust Company
   of New York, as Agent
      60 Wall Street
         New York, New York 10015

                                                                       EXHIBIT G



                      ASSIGNMENT AND ASSUMPTION AGREEMENT


    AGREEMENT dated as of            ,      among [ASSIGNOR] (the "Assignor"),
                          -----------  ----
[ASSIGNEE] (the "Assignee"), [THE LIMITED, INC., a Delaware corporation (the "Company") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent")].


                             W I T N E S S E T H:
                             - - - - - - - - - -

    WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates
to the Credit Agreement dated as of              , 1995 among the Company, the
                                    -------------
Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

    WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Syndicated Loans to the Company in an aggregate principal
amount at any time outstanding not to exceed $         ;
                                              ---------

    WHEREAS, Syndicated Loans made to the Company by the Assignor under the
Credit Agreement in the aggregate principal amount of $         are outstanding
                                                       --------
at the date hereof; /1/ and

    WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its
Commitment thereunder in an amount equal to $         (the "Assigned Amount"),
                                             --------
together with a corresponding portion of its outstanding Syndicated Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:




- --------------
    /1/ If Money Market Loans are to be assigned, appropriate modifications should be made.

    SECTION 1.  Definitions.  All capitalized terms not otherwise defined herein
                -----------
shall have the respective meanings set forth in the Credit Agreement.

    SECTION 2. Assignment.  The Assignor hereby assigns and sells to the
               ----------
Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Syndicated Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor and the Assignee, and if required by the Company and the Agent, and the payment of the amounts specified in
Section 3 hereof required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

    SECTION 3.  Payments.  As consideration for the assignment and sale
                --------
contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the
date hereof in Federal funds an amount equal to $       *. It is understood that
                                                 -------
facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party thereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.



- --------------
    * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

    [SECTION 4.  Consent of the Company and the Agent.  This Agreement is
                 ------------------------------------
conditioned upon the consent of the Company and the Agent pursuant to Section
8.6.3 of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 8.6.3 the Company agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

    SECTION 5.  Non-Reliance on Assignor.  The Assignor makes no representation
                ------------------------
or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, creditworthiness, or statements of the Company, or the validity and enforceability of the obligation of the Company in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company without such reliance and on such basis.

    SECTION 6.  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of New York.

    SECTION 7.  Counterparts.  This Agreement may be signed in any number of
                ------------
counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                       [ASSIGNOR]

                                       By
                                         --------------------------------------
                                         Title:

                                       [ASSIGNEE]

                                       By
                                         --------------------------------------
                                         Title:

                                       THE LIMITED, INC.

                                       By
                                         --------------------------------------
                                         Title:

                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent

                                       By
                                         --------------------------------------
                                         Title:

                                                                       EXHIBIT H
                                                                       ---------



                      Form of Notice of Request to Extend


                                       [Date]


To:      [Name of Bank]

From:    Morgan Guaranty Trust Company of New York (the "Agent")

Re: Credit Agreement dated as of December 15, 1995, as amended (the "Credit Agreement") among The Limited, Inc. (the "Borrower"), the Banks party thereto and the Agent.

         Pursuant to Section 2.1.3 of the Credit Agreement, the Borrower has requested an extension of the Termination Date (as defined therein) of the Credit Agreement from [December 14, 2000] [December 14, 2002] to [December 14, 2002] [December 14, 2004]. Please notify the Agent in writing (which may be by bank, wire, telecopy or similar writing) at its address or telecopy number set forth below of your receipt of this notice no later than [the Domestic Business Day following the date of this notice].

         If you elect so to extend the Termination Date, no further action on your part is required.

         If you elect not so to extend the Termination Date, please notify the Agent in writing (which may be by bank wire, telecopy or similar writing) at its
address or telecopy number set forth below no later than              , [1997]
                                                         -------------
[1999]:

         Morgan Guaranty Trust Company of New York
         60 Wall Street
         New York, New York 10260
         Telecopy Number:
         Attn: